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Exhibit 10.20

AGREEMENT OF LEASE
BETWEEN
MASONS MILL PARTNERS, L.P. (LANDLORD)
AND
IMMUNICON CORPORATION (TENANT)

DATED AUG, 20, 1999

List of Exhibits

Exhibit "A":	Plan of Demised Premises
Exhibit "B":	Form of Confirmation of Lease Term
Exhibit "C":	Regarding Additional Rent and Adjustments to Fixed Rent
Exhibit "D":	Standards for Work to be Performed by Tenant
Exhibit "E":	Janitorial Specifications
Exhibit "F":	Rules and Regulations
Exhibit "G":	Tenant Estoppel Certificate and Statement
Exhibit "H":	Form of Letter of Credit

AGREEMENT OF LEASE

        THIS AGREEMENT OF LEASE ("Lease") is made this 20th day of August, 1999, by and between MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership ("Landlord") and IMMUNICON CORPORATION, a Pennsylvania corporation ("Tenant").

        Intending to be legally bound, Landlord and Tenant agree as set forth below.

1.    DEMISED PREMISES/RIGHT OF FIRST OFFER.

        1.1   Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (the "Demised Premises") deemed for all purposes hereunder to contain 16,750 rentable square feet, as shown on Exhibit "A" attached hereto and made a part hereof, in the building (the "Building") known as Building #1 erected on certain land (the "Land") located at Masons Mill Business Park, Huntingdon Valley, PA 19006 (the "Park"), together with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, common passageways, stairways, vestibules, and to pass over and park on that portion of land owned by Landlord and designated by the Landlord for Tenant's parking. The Park contains 211,811 rentable square feet.

        1.2   Before entering into a lease with anyone else during the Lease Term hereunder respecting that certain 12,000 rentable square foot portion of space in the building known as Building #2 (the "First Offer Space") and located in the Park, Landlord shall notify Tenant in writing of the availability of such space for rent and the rental terms associated with such space (the "Right of First Offer"), provided, however, that Landlord shall not be obligated to give such notice, and Tenant shall not be entitled to the benefit of such notice on more than one (1) occasion during any six (6) month period of the Lease Term. Provided Tenant gives written notice of its desire to lease such space within five (5) business days after receipt of said notice from Landlord, Tenant shall, thereafter, for a period of thirty (30) days, have the right to negotiate with Landlord for a lease of such space, and Landlord and Tenant agree to negotiate for such a lease in good faith. Landlord's notice may not be given more than six (6) months prior to the date as of which said space will become available for rent. If Tenant fails to respond to said notice within said five (5) business days period, or, after giving written notice of its exercise of its right to negotiate, if Landlord and Tenant do not enter into a lease for such space within said thirty (30) day period, Tenant's rights under this Article shall be deemed to have been waived and Landlord shall be free (without any further obligation to Tenant) to lease the space to any other party upon any terms and without any further obligation to Tenant, whether or not the terms of such lease are more or less favorable than those offered to Tenant. Tenant's right to negotiate, as aforesaid, is subordinate, however, to any expansion or renewal options granted from time to time in leases to other tenants in the Park. This Right of First Offer for additional space shall be terminated during any period in which an Event of Default by Tenant hereunder exists until said Event of Default has been cured. The period of time within which this Right of First Offer may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such rights because of the foregoing provision. Time is of the essence. If Tenant fails to exercise its Right of First Offer in any instance when such right may arise, in writing, prior to the expiration of the applicable time period for the exercise of such right, Tenant's right in the instance in question shall thereafter be deemed null and void and of no further force or effect.

        1.3   In the event all or a portion of Building #2 is leased by someone other than Tenant during the Lease Term, Landlord shall substitute any available space of 12,000 square feet or larger in Building 3, 4, 5 or 6 as Tenant's First Offer Space.

2.    LEASE TERM/RENEWAL OPTION.

        2.1.  The lease term (the "Lease Term") shall commence on the date hereof (the "Commencement Date") and shall continue for seven (7) years after the Rent Commencement Date (as hereinafter defined), unless extended or sooner terminated as provided herein. The "Rent Commencement Date" as referenced in this Lease shall be the earlier of: (i) the date on which Tenant commences business operations in all or any part of the Demised Premises; or (ii) that date which is twelve (12) weeks after the date of this Lease. Upon actual determination by Landlord of the Rent Commencement Date and, consequently, the Lease Term, Landlord and Tenant shall confirm in writing the Rent Commencement Date and the termination date of the Lease in the form (the "Confirmation of Lease Term") attached hereto as Exhibit "B". Tenant agrees to execute and return the Confirmation of Lease Term within five (5) days of delivery of same by Landlord. In the event Tenant fails to execute and return same within the specified time period, such statement shall be deemed true and correct for all purposes under this Lease and may be relied upon by Landlord and Tenant.

        2.2   Tenant is granted the right and option (the "Renewal Option") to extend the term of the Lease for two (2) additional periods of five (5) years each, and if such renewals are effectively exercised, such renewal term (the "Renewal Term") shall commence upon the expiration of the previous term of the Lease, provided that:

          (a)   Each option must be exercised, if at all, by notice from Tenant to Landlord given at least six (6) months prior to the expiration of the then current term; and

          (b)   At the time of exercising each option, the Lease shall be in full force and effect and there shall exist no default by Tenant that remains uncured beyond any applicable period of grace.

        2.3   In the event the foregoing options are effectively exercised, all the terms and conditions contained in the Lease shall continue to apply except that:

          (a)   There shall be no further right of renewal beyond the periods referred to above;

          (b)   The Renewal Option shall apply to all (and not less than all) of the Demised Premises originally leased hereunder, plus any additional space leased by Tenant pursuant to any option contained herein or otherwise;

          (c)   In the event Tenant shall have assigned the Lease or sublet all or any portion of the Demised Premises (other than to any Permitted Assignee as defined in Section 11.6), this Renewal Option shall automatically expire and be null and void with respect to that portion of the Demised Premises so assigned or sublet;

          (d)   The rental rate applicable to the Demised Premises during any Renewal Term, plus any additional space then leased pursuant to the Lease, shall equal the then "Market Rate" (as set forth below) of the Demised Premises, subject to the provisions of Section 2.5(c) below. Upon the determination of such Annual Fixed Rent, Landlord and Tenant shall enter into an amendment to the Lease to set forth the amount of initial Annual Fixed Rent during such Renewal Term.

          (e)   At least seventy-five (75) days prior to the date that Tenant is required to notify Landlord of its intention to renew the Lease, Tenant shall first inform Landlord of its interest to renew. Landlord shall then notify Tenant of the Annual Fixed Rent which will be payable for the Renewal Term if Tenant elects to renew the Lease, within fifteen (15) days of the date of receipt of Tenant's notice. Tenant shall then have fifteen (15) days thereafter to advise Landlord that (i) Tenant agrees to pay the Annual Fixed Rent set forth in Landlord's notice, (ii) Tenant does not agree to pay the Annual Fixed Rent set forth in the Landlord's notice and elects to have the Annual Fixed Rent determined as provided below, or (iii) Tenant elects not to renew the Lease. If Tenant fails to so notify Landlord within the prescribed time period, Tenant shall be deemed to have elected not to renew the Lease and Tenant shall have no further right or option to extend the term of the Lease.

        2.4   In the event Tenant fails to exercise the foregoing options in the manner and within the time period set forth herein, the Lease shall automatically terminate at the end of the then current term, the applicable Renewal Option shall lapse and Tenant shall have no further right or option to extend the term of the Lease.

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        2.5   As used herein, the "Market Rate" of the Demised Premises shall mean and equal the then fair market rental rate for the Building for new leases of comparable space which commenced during the calendar year in which the commencement date of the applicable Renewal Term occurs. The Operating Expense Allowance shall be the allowance applicable to such Market Rate. In the event Landlord and Tenant are not able to agree on the Market Rate within fifteen (15) days after Tenant notifies Landlord that it does not agree with the Annual Fixed Rent set forth in Landlord's notice, the Market Rate shall be determined as follows:

          (a)   Within fifteen (15) days following Tenant's notice to Landlord that it does not agree with Landlord's determination of the Market Rate as set forth above in paragraph (e), Landlord and Tenant shall (i) each notify the other in writing of their determination of the Market Rate of the Demised Premises, and (ii) Tenant shall provide Landlord with the names and qualifications of three (3) appraisers who are acceptable to Tenant. Each appraiser shall be a member in good standing of the appraisal institute holding a MAI designation and currently certified or licensed as a state certified general appraiser in the Commonwealth of Pennsylvania and have a minimum of five (5) years experience in the same geographical area as that in which the Demised Premises is located and in real estate leasing and appraisal with respect to real estate which is of a similar kind to the Demised Premises. Landlord shall, within five (5) business days thereafter, select one (1) of the three (3) appraisers and shall notify Tenant in writing of its selection.

          (b)   The Market Rate shall be the prevailing rental rate for the Building as of the commencement date of the applicable Renewal Term for tenancies of space of similar size, term and adjusted on a square foot basis and including a market determination of Additional Rent on account of taxes and operating expenses (to be paid throughout the Renewal Term in accordance with the general formulations contained in the Lease), it being the intention that the Market Rate shall be net to Landlord of taxes and operating expenses allocable to the space in question.

          (c)   The appraiser selected above shall determine whether the Landlord's or the Tenant's determination of the Market Rate is more correct, and the estimate of the Market Rate so determined to be the most correct by the appraiser shall be the Annual Fixed Rent for the term of the Renewal Term, provided that in no event shall such Annual Fixed Rent be reduced below that payable hereunder for the final year of the then current Lease Term. This determination shall be final, conclusive and binding on Landlord and Tenant. The costs and expenses involved in such determination shall be borne by the party against whom the decision is rendered.

        2.6   It is the intention of the parties hereto that the Market Rate be determined prior to the commencement date of the Renewal Term, however, in the event the parties are proceeding diligently to determine such Market Rate in accordance with the above provisions, but the Market Rate is nonetheless not determined prior to the commencement date of the Renewal Term, then Tenant shall continue to pay to Landlord the Annual Fixed Rent applicable to the Demised Premises immediately prior to such Renewal Term until the Market Rate is determined, and when it is determined, Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the rent actually paid by Tenant to Landlord and the new rent determined hereunder.

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3.    FIXED RENT.    Fixed rent (the "Fixed Rent") is payable by Tenant beginning on the Rent Commencement Date in monthly installments each representing one-twelfth (1/12th) of the annual Fixed Rent (the "Annual Fixed Rent") according to the following schedule:

Period of Lease Term	Monthly Installment Annual Fixed Rent Due	Total Annual Fixed Rent Due For Period	Fixed Rent Per Rentable Square Foot
Year 1	$31,671.46	$380,057.50	$22.69 + electric
Year 2	$32,369.37	$388,432.50	$23.19 + electric
Year 3	$33,067.29	$396,807.50	$23.69 + electric
Year 4	$33,765.21	$405,182.50	$24.19 + electric
Year 5	$34,463.12	$413,557.50	$24.69 + electric
Year 6	$35,161.04	$421,932.50	$25.19 + electric
Year 7	$35,858.96	$430,307.50	$25.69 + electric

        Year 1, as referenced above, shall begin on the Rent Commencement Date, and each subsequent year shall begin on the applicable anniversary of the Rent Commencement Date. Annual Fixed Rent is payable without prior notice or demand, and without any setoff or deduction whatsoever, in advance, on the first day of each month at such place as Landlord may direct, except that the Fixed Rent for the first full month from and after the Rent Commencement Date will be paid on the date of execution of this Lease. Annual Fixed Rent includes the Operating Expense Allowance as set forth in Exhibit "C" hereto. In addition, if the Rent Commencement Date occurs on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on or before the Rent Commencement Date, a pro rata portion of the monthly installment of rent (including Fixed Rent and any Additional Rent as herein provided), such pro rata portion to be based on the actual number of calendar days remaining in such partial month after the Rent Commencement Date. If the Lease Term shall expire on a day other than the last day of a calendar month, such monthly installment of Fixed Rent and Additional Rent shall be prorated for each calendar day of such partial month. If any portion of Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be due and unpaid for more than ten (10) days, it shall thereafter bear interest at a rate equal to three percent (3%) per annum greater than the highest prime rate of interest as published in the Wall Street Journal, eastern edition from time to time (the "Default Rate"), as the same may change from time to time, from the due date until the date of payment thereof by Tenant, provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Landlord and Tenant understand and agree that memos written on rental checks or any other payment forms delivered to Landlord do not and shall not, throughout the Lease Term hereunder, constitute satisfaction of any current or outstanding debt of Tenant pursuant to this Lease, and, provided further that any such memo shall not preclude Landlord from recovering any balance of any sum or sums due under this Lease. In addition, a letter or similar type statement accompanying any rental check or payment form delivered to Landlord pursuant to this Lease shall also have no force or effect under this Lease as such may relate to the satisfaction of any debt of Tenant hereunder.

4.    ADDITIONAL RENT.    Tenant shall pay as additional rent ("Additional Rent") its proportionate share of all Operating Expenses, plus individually metered electric costs, in the amounts and in the manner set forth in Exhibit "C" hereto, and all other sums due hereunder. Tenant shall contract directly with the utility company providing the electric service to the Demised Premises, and shall pay for such service promptly when due.

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5.    LETTER OF CREDIT.

        5.1   As security for Tenant's full and faithful performance of the terms, covenants, and conditions of this Lease by Tenant, Tenant shall deliver to Landlord, upon the execution of this Lease, an irrevocable Letter of Credit payable in Huntingdon Valley, Pennsylvania running in favor of Landlord issued by a bank under the supervision of the Superintendent of Banks of Pennsylvania, or a National Banking Association, in the amount of Nine Hundred Five Thousand Dollars ($905,000.00) (the "Letter of Credit"). The Letter of Credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the Lease Term hereunder, without any action whatsoever on the part of Landlord; provided, however, that the issuing bank shall have the right not to renew the Letter of Credit upon written notice to Landlord given not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain an irrevocable Letter of Credit with Landlord through the date which is sixty (60) days after the expiration of the Lease Term hereunder).

        5.2   Landlord may present the Letter of Credit for payment upon the occurrence of an Event of Default or upon the failure of Tenant to comply with any of its obligations under this Article 5. The form and terms of the Letter of Credit shall be acceptable to Landlord, shall be substantially in the form of Exhibit "H" attached hereto and made a part hereof and shall provide, among other things, that:

            (i)  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity):

           (ii)  The Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement;

          (iii)  In the event of a transfer of Landlord's interest in the building of which the Demised Premises are a part, Landlord shall have the right to transfer the Letter of Credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new landlord.

        5.3   If, as a result of any such application of all or any part of such security, the amount secured by the Letter of Credit shall be less than $905,000.00, Tenant shall forthwith provide Landlord with additional letter(s) of credit in an amount equal to the deficiency.

        5.4   Tenant further covenants that it will not assign or encumber said Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        5.5   Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than sixty (60) days after the expiration of the Lease Term, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord will accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expiration of the original letter), irrevocable and automatically renewable as above provided upon the sixty (60) days after the end of the Lease Term upon the same terms as the expiring Letter of Credit, or such other terms as may be acceptable to Landlord. However, (i) if the Letter of Credit is not timely renewed or a substitute Letter of Credit is not timely received, or (ii) if Tenant fails to maintain

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the Letter of Credit in the amount and terms set forth in this Article, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Article, must deposit with Landlord cash security in the amount of $905,000.00 to be held subject to and in accordance with all of the terms and conditions set forth in this Article 5, failing which the Landlord may present the Letter of Credit to the bank, in accordance with the terms of this Article 5, and the entire sum secured thereby shall be paid to Landlord.

        5.6   Notwithstanding the foregoing provisions of this Article 5, following the expiration of (a) Year 1 (as described in Article 3) of the Lease Term, Tenant may reduce the amount of the Letter of Credit to $760,200.00, (b) Year 2 of the Lease Term, Tenant may reduce the amount of the Letter of Credit to $615,400.00 (c) Year 3 of the Lease Term, Tenant may reduce the amount of the Letter of Credit to $470,600.00 (d) Year 4 of the Lease Term, Tenant may reduce the amount of the Letter of Credit to $325,800.00, and (e) Year 5 of the Lease Term, Tenant may reduce the amount of the Letter of Credit to $181,000.00. Furthermore, notwithstanding the foregoing provisions of the Article 5, following the expiration of Year 6 of the Lease Term, Landlord shall return the Letter of Credit to Tenant. Notwithstanding anything contained in this Article 5 to the contrary, Tenant shall have the right to reduce the amount of the Letter of Credit as set forth above, and Landlord shall be obligated to return the Letter of Credit as set forth above, if, and only if, each of the following conditions is satisfied: (a) no Event of Default by Tenant, with respect to which Landlord has taken any action to enforce its rights under this Lease, shall have existed at any time; (b) Tenant shall not have assigned its rights under this Lease; and (c) Tenant shall not have sublet all or any portion of the Demised Premises (other than as specifically permitted in Section 11.6. Without limiting the provisions of subsection (a) of the immediately preceding sentence, the giving of any notice to Tenant in addition to Landlord's initial notice (i) that an Event of Default has occurred (in the case of a situation where no notice is required prior to the occurrence of an Event of Default) or (ii) that an event which (with the passage of time) shall constitute an Event of Default has occurred, shall constitute an "action to enforce" as referenced in such subsection. (See page 7A attached.) Within fifteen (15) days after notice from Tenant (the "Reduction Notice") that Tenant intends to deliver a reduced letter of credit (the "Reduced L.O.C.") in accordance with this Section, Landlord shall provide either (i) written confirmation to Tenant that Tenant is entitled (as of the date of such confirmation) to replace the then existing Letter of Credit with the Reduced L.O.C. in accordance with this Section or (ii) a written statement rejecting Tenant's request and the reasons therefor. In the event Landlord fails to respond within said fifteen (15) day period, Landlord shall be deemed to have provided the confirmation referenced in clause (i) above. Upon delivery of the Reduced L.O.C. to Landlord, Landlord shall return the existing Letter of Credit to Tenant; provided however, Landlord shall not be obligated to return the existing Letter of Credit, if, and only if, an Event of Default has occurred, with respect to which Landlord has taken any action to enforce its rights under the Lease in the interim period between Landlord's confirmation (or deemed confirmation) of Tenant's right to replace the then existing Letter of Credit and the delivery of the Reduced L.O.C. to Landlord. Landlord hereby agrees to act promptly and in good faith with any reasonable request by Tenant in connection with the replacement of the Letter of Credit. Tenant may not provide the Reduction Notice prior to forty-five (45) days before the expiration date of the then existing Letter of Credit.

6.    USE OF DEMISED PREMISES.    Tenant covenants and agrees to use and occupy the Demised Premises for general office use, research, manufacturing and sale of Tenant's products, and other uses incidental to and associated with Class A office buildings and only in conformity with the law. Tenant shall not use or permit any use of the Demised Premises which creates any safety or environmental hazard, or which would: (i) be dangerous to the Demised Premises, the Building or other tenants, or (ii) be disturbing to other tenants of the Building, or (iii) cause any increase in the premium cost for any insurance which Landlord may then have in effect with respect to the Building generally.

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7.    COMPLETION OF DEMISED PREMISES.    Tenant agrees to accept possession of the Demised Premises in an "AS IS" condition. Landlord shall have no obligation to perform any work of any kind in connection with the fit-out of the Demised Premises for use by Tenant. Tenant shall be responsible for the design and engineering and the performance of all work necessary or desirable to prepare the Demised Premises for use by Tenant, and all such work shall be performed in accordance with Exhibit "D" to this Lease and at Tenant's sole cost and expense (except as specifically set forth in Exhibit "D").

8.    ALTERATIONS OR IMPROVEMENTS BY TENANT.    During the Lease Term, Tenant shall not make any alterations, additions, improvements, non-cosmetic changes or other changes to the Demised Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, and then only in accordance with plans and specifications previously approved in writing by Landlord and subject to such conditions as Landlord may require, including, without limitation, that Tenant be required to pay for any increased cost to Landlord occasioned thereby or attributed thereto. Concurrent with any approval of alterations, Landlord shall notify Tenant whether, at the end of the Lease Term, Landlord will require Tenant to: (i) remove any such alterations or additions and repair any damage to the Building or the Demised Premises occasioned by their installation or removal and restore the Demised Premises to substantially the same condition as existed prior to the time when any such alterations or additions were made, or (ii) leave any alterations and or improvements.

9.    COVENANTS OF LANDLORD.    Landlord will supply for normal office use during normal business hours Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m., local time (excluding holidays), heat and air conditioning (except that, in the event that such utilities are separately metered and are paid for by Tenant, Landlord shall supply only the equipment for such utilities), janitorial and cleaning services as set forth in Exhibit "E" hereto, common area electricity, and hot and cold water, all in amounts consistent with services provided in similar buildings in the community, provided that: (i) Landlord shall not be liable for failure to supply or interruption of any such service by reason of any cause beyond Landlord's reasonable control and Landlord shall not be liable for consequential damages in any event; (ii) Landlord has installed meters to measure the electricity consumed on the Demised Premises and Tenant shall pay, as Additional Rent, the cost thereof promptly upon of being billed therefor by the providing utility company; (iii) if Tenant requires janitorial and cleaning services beyond those provided by Landlord, Tenant shall arrange for such additional services through Landlord, and Tenant shall pay Landlord upon receipt of billing therefor; and (iv) if Tenant requires installation of a separate or supplementary heating, cooling, ventilating and/or air conditioning system Tenant shall pay all costs in connection with the furnishing, installation and operation thereof.

10.    COVENANTS OF TENANT.    Tenant will (at Tenant's sole cost and expense):

        10.1   Keep the Demised Premises in good order and repair, reasonable wear and tear excepted;

        10.2   Subject to Article 8 herein, surrender the Demised Premises at the end of this Lease in the same condition in which Tenant has agreed to keep it during the Lease Term;

        10.3   Not place, erect, maintain or display any sign or other marking of any kind whatsoever on the windows, doors or exterior walls of the Demised Premises and not use or place any curtains, blinds, drapes or coverings over any exterior windows or upon the window surfaces which are visible from the outside of the Building, except for Building standard suite identification graphics at the entrance to the Demised Premises and on any Park directory, which shall be provided by Landlord and paid out of the Tenant's Allowance (as defined in Exhibit "D");

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        10.4   Be financially responsible for electric charges as set forth above in Articles 4 and 9(ii), and be financially responsible for the maintenance of all plumbing and other fixtures in the Demised Premises, whether installed by Landlord or by Tenant and for repairs and replacements to the Demised Premises and the Building made necessary by reason of damage thereto caused by Tenant or its agents, servants, invitees or employees. In the event Tenant shall fail to perform such maintenance or make such repairs within sixty (60) days of the date such work becomes necessary, Landlord may, but shall not be required to, perform such work and charge the amount of the expense therefor, with interest accruing and payable thereon, all in accordance with Article 19 below;

        10.5   Comply with all laws, enactments and regulations of any governmental authority relating or applicable to Tenant's occupancy of the Demised Premises and any covenants, easements and restrictions governing the Land or Building, and indemnify, defend and hold Landlord harmless from all consequences from Tenant's failure to do so;

        10.6   Promptly notify Landlord of any damage to or defects in the Demised Premises, any notices of violation received by Tenant and of any injuries to persons or property which occur therein or claims relating thereto;

        10.7   Subject to Article 7, pay for any alterations, improvements or additions to the Demised Premises made by or for Tenant and any light bulbs, tubes and non-standard Building items installed by or for Tenant, and allow no lien to attach to the Building with respect to any of the foregoing;

        10.8   Without the prior written consent of Landlord, which shall not be unreasonably withheld, not place within the Demised Premises or bring into the Building (i) any machinery, equipment or other personalty other than customary office furnishings and small machinery, or any machinery or (ii) other personalty having a weight in excess of the design capacity of the Building;

        10.9   (a) Not use the Demised Premises for the generation, use, manufacture, recycling, transportation, treatment, storage, handling, discharge or disposal of any hazardous, toxic or polluting substance or waste (including petroleum or radioactive materials) ("Hazardous Substances") or for any purpose in a manner which poses a risk of damage to the environment. Tenant will not engage in any activity at the Demised Premises which would subject Tenant, Landlord or the Demised Premises to responsibility or liability under any federal, state or local environmental law, rule, regulation or ordinance, including without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 6901 et seq.) ("CERCLA"), the Federal Water Pollution Control Act (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.) and the regulations promulgated thereunder and as each may be amended from time to time during the Lease Term.

          (b)   Tenant will not undertake any action nor omit to take any action nor permit any other person to undertake any action on or at the Demised Premises which could result in a lien being imposed on the Demised Premises by the State or federal government under any environmental law, rule, regulation or ordinance.

          (c)   Tenant will not undertake nor omit to take any action nor permit any other person to undertake any action, on or at the Demised Premises which could require Landlord to include in the deed to the Demised Premises or the Building a notice of disposal/release of Hazardous Substances at the Demised Premises.

          (d)   Tenant will provide to Landlord oral notice followed by written notice within five (5) business days of all notices received from or made to any government agency that are served upon or given by Tenant with respect to any Release (as defined in CERCLA) or threatened Release of Hazardous Substances or which claim a violation of any environmental law, rules, regulations, ordinances or orders of any federal state or local government or which call attention

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  to the need for an investigation, remediation, response action, repairs, construction, alterations or installations on or in connection with the Demised Premises.

          (e)   Tenant does hereby agree to indemnify, defend and save harmless Landlord from any and all losses, costs, damages and expenses, (including fines, penalties, and attorneys' fees) resulting from any claim, demand, liability, obligation, right or cause of action, including but not limited to governmental action or other third party action, (collectively, "Claims"), that is asserted against or incurred by Landlord or the Demised Premises as a result of Tenant's breach of any representation, warranty, or covenant hereof; or arising out of the operations or activities or presence of Tenant or any sublessee, agent, or representative of Tenant at the Demised Premises; or arising from environmental conditions or violations at the Demised Premises including without limitation the presence of Hazardous Substances at, on, or under the Demised Premises or the discharge or release of Hazardous Substances from the Demised Premises, provided, however, that Tenant shall not be obligated to indemnify Landlord under this paragraph (i) if Tenant demonstrates that the Claim was based on events or conditions which occurred prior to the date of this Lease or (ii) to the extent that the Claim resulted from the negligence or willful misconduct of Landlord. Tenant agrees to respond on Landlord's behalf to such Claims or, at Tenant's election, to pay the costs of Landlord's response.

          (f)    Landlord does hereby agree to indemnify and save harmless Tenant from all Claims that are asserted against Tenant or the Demised Premises as a result of the presence of Hazardous Substances from the Demised Premises if Tenant proves that the Hazardous Substance were deposited at the Demised Premises prior to the date of this Lease. Landlord represents and warrants that, to the Landlord's actual knowledge, the Demised Premises are free and clear of any Hazardous Substances in violation of any applicable federal, state or local environmental law, rule, regulation or ordinance as of the date hereof.

          (g)   Tenant hereby waives and releases Landlord from any and all claims, known and unknown, foreseen or unforeseen, which exist or may arise under common or statutory law, including CERCLA or any other statutes now or hereafter in effect.

          (h)   The indemnities contained herein and the environmental representations, warranties and covenants of Landlord and Tenant shall survive termination of this Lease.

        10.10   Comply with the rules and regulations set forth in Exhibit "F" hereto and with all reasonable changes and additions thereto upon notice by Landlord to Tenant (such rules and regulations, together with all changes and additions thereto, are part of this Lease); and

        10.11   Comply with all reasonable recommendations of Landlord's or Tenant's insurance carriers relating to layout, use, storage of materials and maintenance of the Demised Premises.

11.    ASSIGNMENT AND SUBLETTING.

        11.1   Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Demised Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. It will not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord in Landlord's reasonable business judgment, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building, or if the proposed rental rate is lower than the then current rate at which similar space in the Building is being offered by Landlord, or if the proposed subletting would increase the total number of subtenants in the Demised Premises to more than two (2). Landlord's acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose

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of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Demised Premises by anyone other than Tenant or Tenant's employees.

        11.2   Tenant's request for consent to any sublet or assignment shall be in writing and shall contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Demised Premises, and the terms and conditions of the proposed assignment or subletting. Within thirty (30) days from receipt of such request, Landlord shall either: (1) grant or refuse consent; or (2) elect to require Tenant (a) to execute an assignment of lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (b) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the term hereof effective as of the last day of the third month following the month in which the request was received.

        11.3   Each assignee hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in form and substance reasonably satisfactory to Landlord containing a covenant of assumption by the assignee, but the failure or refusal of assignee to execute and deliver the same shall not release assignee from its liability as set forth herein. It is mutually agreed by Landlord and Tenant that Tenant shall not realize any profit or additional consideration or rent in excess of the Fixed Rent or Additional Rent payable by Tenant hereunder, which is payable to Tenant as a result of any assignment or subletting. All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Demised Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Demised Premises.

        11.4   Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Article 11 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

        11.5   For purposes of this Article 11, any transfer or change in control of Tenant (or any subtenant, assignee or occupant) by operation of law or otherwise shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant (or any subtenant, assignee, or occupant), whether in a single transaction or a series of related transactions.

        11.6   The provisions of Article 11 to the contrary notwithstanding. Tenant may assign this Lease or sublet all, but not less than all, of the Demised Premises, without Landlord's consent, but with prior notice to Landlord at any time during the term of this Lease, to any Affiliate (as defined below) of Tenant, or to the surviving corporation in connection with a merger, consolidation, sale or acquisition of all, or substantially all, of the Premises and the other assets of Tenant, or all or substantially all of the stock of Tenant, with or by any other company PROVIDED (i) such assignee or sublessee or surviving corporation continues to operate the business conducted in the Premises in substantially the same manner as Tenant and pursuant to all of the provisions of this Lease; (ii) the net-worth of the assignee, sublessee, or surviving corporation on the date of the proposed assignment, sublease, merger

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or consolidation shall be sufficient in Landlord's reasonable business judgment to fulfill the obligations of this Lease, evidence of which shall be delivered to Landlord prior to such assignment, subletting, merger or acquisition; (iii) such assignee, sublessee, or surviving corporation shall assume in writing all of Tenant's obligations hereunder and Tenant shall provide Landlord with a copy of such writing; and (iv) Tenant (if Tenant continues to exist in any form after said merger, consolidation or acquisition) continues to remain liable on this Lease for the performance of all terms including, but not limited to, the payment of Rent and other sums due under this Lease. Such Affiliate or surviving corporation shall be referred to in this Lease as a "Permitted Assignee." For purposes hereof, an "Affiliate" of Tenant shall be any entity which controls, is controlled by, or is under common control with, Tenant. For purposes hereof, "control" shall be deemed to mean the ownership of not less than fifty percent (50%) of all voting stock of a corporation or not less than fifty percent (50%) of all legal or equitable interest in any other entity.

        In addition to the foregoing, Landlord's consent shall not be required with regard to, and Landlord may not elect to terminate this Lease solely as a result of, any transfer of any shares of stock between and among the current shareholders of Tenant and their immediate families for estate planning purposes to those persons or to any trust for their benefit, so long as no such transfer effects (on its own or together with all other transfers) a change in the control of Tenant, nor shall any consent be required for the "taking private" of the corporation. Furthermore, Tenant may, without Landlord's consent engage in any public offering of the stock of Tenant pursuant to the Securities Act of 1933 and/or the Securities and Exchange Act of 1934, as amended. Tenant shall, nevertheless, give Landlord prior notice of the occurrence of any of the above described transactions to the extent such prior notice is permitted by applicable law. Otherwise, Tenant shall give Landlord such notice within thirty (30) days following such occurrence.

12.    RELOCATION OF TENANT.    Intentionally omitted.

13.    EMINENT DOMAIN.    If the whole or more than fifty percent (50%) of the Demised Premises (or use or occupancy of the Demised Premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Land or Building are so taken, condemned or conveyed and as a result thereof, in Landlord's reasonable judgment, the Demised Premises cannot be used for Tenant's permitted use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and the Fixed Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than fifty percent (50%) of the Demised Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the Fixed Rent and Tenant's proportionate share shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

14.    CASUALTY DAMAGE.

        14.1   In the event of damage to or destruction of the Demised Premises caused by fire or other casualty, or any such damage or destruction to the Building or the facilities necessary to provide services and normal access to the Demised Premises in accordance herewith, Landlord, after receipt of

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written notice thereof from Tenant, shall undertake to make repairs and restorations with reasonable diligence as hereinafter provided, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration. If (i) the damage is of such nature or extent that, in Landlord's sole judgment, more than three hundred and sixty-five (365) days would be required (with normal work crews and hours) to repair and restore the part of the Demised Premises or Building which has been damaged, or (ii) the Demised Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomical to restore or repair the Demised Premises or the Building, as the case may be, or (iii) less than two (2) years then remain on the current Lease Term, Landlord shall so advise Tenant promptly, and either party, in the case described in clause (i) above, or Landlord, in the cases described in clauses (ii) or (iii) above, within thirty (30) days after any such damage or destruction shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice.

        14.2   In the event of fire or other casualty damage, provided this Lease is not terminated pursuant to the terms of this Article 14 and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such restoration or repair, Landlord shall proceed diligently to restore the Demised Premises to substantially its condition prior to the occurrence of the damage. Landlord shall not be obligated to repair or restore any alterations, additions, fixtures or equipment which Tenant may have installed (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Demised Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith.

        14.3   Landlord shall not insure any improvements or alterations to the Demised Premises in excess of Building standard tenant improvements, or any fixtures, equipment or other property of Tenant. Tenant shall, at its sole expense, insure the value of its leasehold improvements, fixtures, equipment and personal property located in or on the Demised Premises, for the purpose of providing funds to Landlord to repair and restore the Demised Premises to substantially its condition prior to occurrence of the casualty occurrence. If there are any such alterations, fixtures or additions and Tenant does not assure or agree to assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to restore the Demised Premises to substantially the same condition as existed prior to the damage, excepting such alterations, additions or fixtures.

        14.4   The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration of the Demised Premises or of the Building within three hundred and sixty-five (365) days after commencement of the work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed within such period, provided that Landlord proceeds diligently with such repair and restoration. In the case of damage to the Demised Premises which is of a nature or extent that Tenant's continued occupancy is in the judgment of Landlord substantially impaired, then the Annual Fixed Rent and Tenant's Proportionate Share otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment. Tenant shall be responsible to repair all of Tenants' leasehold improvements and all equipment, fixtures and personal property located in or on the Demised Premises subject to Article 8 and to such other conditions as Landlord may require.

15.    INSURANCE; INDEMNIFICATION OF LANDLORD; WAIVER OF SUBROGATION.

        15.1   Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its representatives and Landlord's managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident or matter occurring on or about the Demised Premises, causing injury to persons or damage to property

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(including, without limitation, the Demised Premises), except to the extent such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or Landlord's agents or employees, (ii) the failure of Tenant fully and faithfully to perform the obligations and observe the conditions of this Lease, and (iii) the negligence or otherwise tortious act of Tenant or anyone in or about the Building on behalf of or at the invitation or right of Tenant. Tenant shall maintain in full force and effect, at its own expense, comprehensive general liability insurance (including a contractual liability and fire legal liability insurance endorsement) naming as an additional insured Landlord and Landlord's managing agent, if any, against claims for bodily injury, death or property damage in amounts not less than $2,000,000.00 (or such higher limits as may be determined by Landlord from time to time) and business interruption insurance in an amount equal to Tenant's gross income for twelve (12) months. All policies shall be issued by companies having a Best's financial rating of A or better and a size class rating of XII (12) or larger or otherwise acceptable to Landlord. At or prior to the Commencement Date, Tenant shall deposit the policy or policies of such insurance, or certificates thereof, with Landlord and shall deposit with Landlord renewals thereof at least fifteen (15) days prior to each expiration. Said policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and Landlord's managing agent, if any, that no act or omission of Tenant shall invalidate the interest of Landlord under said insurance and expressly waiving all rights of subrogation as set forth below. At Landlord's request, Tenant shall provide Landlord with a letter from an authorized representative of its insurance carrier stating that Tenant's current and effective insurance coverage complies with the requirements contained herein. Any insurance required of Tenant hereunder may be furnished by Tenant under a blanket policy carried by it, provided that such blanket policy shall contain an endorsement that names Landlord as an additional insured, specifically references the Demised Premises, and guarantees a minimum limit available for the Demised Premises equal to the insurance amounts required under this Article. Each policy evidencing the insurance to be carried by Tenant hereunder shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

        15.2   Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by insurance then in force, even if any such fire or other casualty occurrence shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. This release shall be applicable and in full force and effect, however, only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. To the extent available, Landlord and Tenant further agree to provide such endorsements for said insurance policies agreeing to the waiver of subrogation as required herein.

        15.3   During the term of this Lease, Landlord shall cause the Building to be insured against loss or damage by fire and the perils commonly covered under the "standard extended coverage" endorsement to the extent of full replacement cost, with deductibles which are not materially in excess of those maintained with respect to comparable buildings in suburban Philadelphia. Any insurance required of Landlord hereunder may be furnished by Landlord under a blanket policy carried by it, provided that such blanket policy shall contain an endorsement that specifically references the Building and guarantees a minimum limit available for the Building equal to or greater than the insurance amounts required under this Section.

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16.    INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.

        16.1   Landlord and its agents or other representatives shall be permitted to enter the Demised Premises at reasonable times and with reasonable prior notice to Tenant except in the case of emergency (i) to examine, inspect and protect the Demised Premises and the Building and (ii) during the last six (6) months of the original or any renewal term, to show it to prospective tenants for letting the Demised Premises or the Building or (at any time during the original or any renewal term) selling the Building.

        16.2   Upon reasonable prior notice (except in the case of emergency), Landlord shall have access to and use of all areas in the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access to and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, provided, however, that except in emergencies such access shall not be exercised so as to interfere unreasonably with Tenant's use of the Demised Premises. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and above the ceiling tiles of the Demised Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant's use of the Demised Premises, materially reduce the floor area thereof or materially and adversely affect Tenant's layout. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access.

        16.3   Landlord reserves the right at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, foyers, passages, elevators, if any, and stairways thereof, as it may deem necessary or desirable; provided that there shall be no change that materially detracts from the character or quality of the Building.

17.    DEFAULT.    Any other provisions in this Lease notwithstanding, it shall be an event of default ("Event of Default") under this Lease if: (i) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of ten (10) days after notice from Landlord to Tenant that such payment has not been received, provided, however, that Landlord shall not be obligated to give such notice, and Tenant shall not be entitled to the benefit of such notice on more than one (1) occasion during any calendar year, or (ii) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than fifteen (15) days, provided, however, that if such non-monetary Event of Default by Tenant cannot reasonable be cured within such fifteen (15) day period, and provided further that Tenant is proceeding with the due diligence to effect a cure of said Event of Default, no Event of Default hereunder shall be declared by Landlord if Tenant continues to proceed with diligence to cure said Event of Default until the same is cured, and it is cured no later than ninety (90) days after the giving of such notice to Tenant by Landlord, or (iii) Tenant uses or occupies the Demised Premises other than as permitted hereunder, or (iv) Tenant assigns or sublets, or purports to assign or sublet, the Demised Premises or any part thereof other than in the manner and upon the conditions set forth herein, or (v) Tenant abandons the Demised Premises or without Landlord's prior written consent, Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant's property from the Demised Premises other than in the ordinary and usual course of business, or (vi) Tenant (which, for purposes of this clause, includes any guarantor hereunder) files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary

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action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or Tenant consents or acquiesces in the filing thereof, or (vii) if Tenant is a banking organization, Tenant files an application for protection, voluntary liquidation or dissolution applicable to banking organizations, or (viii) a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant's property or of the Demised Premises shall be appointed in any proceedings brought by or against Tenant and, in the latter case, such entity shall not be discharged within sixty (60) days after such appointment or Tenant consents to or acquiesces in such appointment, or (ix) Tenant shall generally not pay Tenant's debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or (x) any of the foregoing occurs as to any guarantor or surety of Tenant's performance under this Lease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement. The notice and grace period provisions in clauses (i) and (ii) above shall have no application to the Events of Default referred to in clauses (iii) through (ix) above or, to the extent applicable, (x). Notwithstanding anything contained herein to the contrary, the occurrence of an "Event of Default" under that certain Office Space Lease dated November 25, 1985, as amended, pursuant to which Tenant currently is leasing space in the Park, automatically shall constitute an Event of Default hereunder without any further notice or opportunity to cure whatsoever required.

18.    LANDLORD'S REMEDIES.

        18.1   In the event of any Event of Default, Landlord at any time thereafter may at its option exercise any one or more of the following remedies:

          (a)    Termination of Lease.    Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Demised Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Fixed Rent and Additional Rent reserved under this Lease for the balance of the Lease Term, and the fair rental value of the Demised Premises for that period, determined as of the date of such termination.

          (b)    Reletting.    With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Demised Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable, for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Annual Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord's expenses, attorneys' fees and expenses, employees' expenses, reasonable alteration costs, expenses of preparation for such reletting and all costs and expenses, direct or indirect, incurred as a result of Tenant's breach of the Lease. Landlord agrees to use commercially reasonable efforts to mitigate the damages resulting from Tenant's breach of this Lease, but Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises or, in the event that the Demised Premises or any part or parts thereof are relet, for failure to collect the rent upon such reletting. The foregoing shall not be construed to impose upon Landlord any obligation to offer the Demised Premises (or any portion thereof) for lease at terms more favorable than those being offered by Landlord for other space in the Park, nor shall Landlord be obligated to lease the Demised Premises (or any portion thereof) before, in lieu of, or in preference over any other portion of the Park available for lease. If the Demised Premises are at the time of default sublet or leased by Tenant to others, Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant's obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

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          (c)    Acceleration of Rent.    Landlord may declare Fixed Rent and all items of Additional Rent (the amount thereof to be based on historical amounts and Landlord's estimates for future amounts) for the entire balance of the then current Lease Term (discounted to the date of actual payment at the prime rate referenced in Article 3 (the "Prime Rate") in effect on such date of payment) immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as though such amounts were payable in advance on the date the Event of Default occurred.

          (d)    Removal of Contents by Landlord.    With respect to any portion of the Demised Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord shall have a lien for the payment of all sums agreed to be paid by Tenant herein upon all Tenant's property, which lien is to be in addition to Landlord's lien now or hereafter provided by law.

          (e)    Right of Distress and Lien.    In addition to all other rights and remedies of Landlord, if an Event of Default shall occur, Landlord shall, to the extent permitted by law, have a right of distress for rent and lien on all of Tenant's fixtures, merchandise and equipment in the Demised Premises, as security for rent and all other charges payable hereunder. TENANT HEREBY WAIVES ANY RIGHT TO DELIVERY OF ANY NOTICE AND HEARING PRIOR TO THE LANDLORD'S EXERCISE OF ITS RIGHT OF DISTRESS, EITHER PURSUANT TO PA.C.S.A. 250.302 OR OTHERWISE.

          (f)    SECTION 18.1(f)(i) BELOW SETS FORTH WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICES AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

              (i)  CONFESSION OF JUDGMENT FOR POSSESSION.    TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT STAY OF EXECUTION. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT HEREUNDER OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM. IF SUCH PROCEEDING IS TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND CONFESS JUDGMENT FOR THE

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    RECOVERY OF POSSESSION OF THE DEMISED PREMISES AS HEREINABOVE PROVIDED.

        18.2    PROCEEDINGS.    IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE LEASE TERM OR UPON THE EARLIER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF RENT OR ANY OTHER REASON. TENANT SPECIFICALLY WAIVES THE RIGHT TO ANY AND ALL NOTICES REQUIRED BY THE LANDLORD AND TENANT ACT OF 1951, AS THE SAME MAY BE AMENDED, AND AGREES THAT TEN (10) DAYS' NOTICE SHALL BE SUFFICIENT IN ALL CASES.

        18.3    Survival of Tenant's Obligations.    No expiration or termination of this Lease Term pursuant to Article 18.1. (a) above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to Article 18.1. (a) or (b) above or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, sue for and collect all rent and other charges due hereunder at any time as when such charges accrue.

        18.4    Injunction.    In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

        18.5    Waiver of Redemption.    Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Demised Premises, or Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

        18.6    Not Exclusive Right.    No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

        18.7    Expenses.    In the event that either party exercises any of the remedies provided herein or at law or in equity, the non-prevailing party shall pay to the prevailing party all expenses incurred in connection therewith, including reasonable attorneys' fees.

19.    LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT.    If an Event of Default occurs hereunder, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord's expense, with interest accruing and payable thereon at the Default Rate as of the date of the expenditure by Landlord or as of the date of payment thereof by Tenant, whichever is higher, from the date paid or incurred by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

20.    ESTOPPEL CERTIFICATE.    Tenant shall, at any time and from time to time, at the request of Landlord, upon ten (10) business days notice, execute and deliver to Landlord a statement in the form of Exhibit "G" attached hereto or some other reasonable form supplied by Landlord, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute any such

17

estoppel certificates in the event Tenant does not execute and return such certificates within the time period set forth above.

21.    HOLDING OVER.    If Tenant retains possession of the Demised Premises or any part thereof after the termination of this Lease or expiration of the Lease Term or otherwise in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the term, Tenant shall pay Landlord (i) as agreed liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (a) twice the Annual Fixed Rent, or (b) the established market rental for the Demised Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant's holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Demised Premises, all Tenant's obligations with respect to the use, occupancy and maintenance of the Demised Premises shall continue during such period of unlawful retention.

22.    SURRENDER OF DEMISED PREMISES.    Tenant shall, at the end of the Lease Term, or any extension thereof, promptly surrender the Demised Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear.

23.    SUBORDINATION AND ATTORNMENT.    This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Building or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Building or the Land, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Tenant, if requested by Landlord, shall execute any such instruments in recordable form as may be reasonably required by Landlord in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of this Article. With respect to any future mortgage lender or other interest owner as referenced in this Section, Landlord agrees to use its best efforts (which, Tenant agrees, shall under no circumstances include the payment of money or the equivalent thereof) to obtain, for the benefit of Tenant, a written non-disturbance agreement, in form reasonably acceptable to such mortgage lender or other interest owner, stating among other things that, so long as Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods, Tenant's possession of the Demised Premises will not be disturbed and this Lease will not be terminated and will continue in full force and effect upon foreclosure or recovery of possession by such lender or other interest owner.

24.    BROKERS.    The parties agree that Tactix Advisory Services, Inc. (the "Broker") is the real estate broker for Tenant and Landlord shall pay a brokerage commission to Broker on the terms and conditions set forth in a separate agreement between Landlord and Broker. Each party represents and warrants to the other that it, he, she or they have not made any agreement or taken any action which may cause anyone (other than Broker) to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and

18

all claims, actual or threatened, for compensation by and such third person (other than Broker) by reason of such party's breach of its, his, her or their representation or warranty contained in this Article 24.

25.    NOTICES.    All notices or other communications hereunder shall be in writing and shall be deemed to have been given: if hand delivered, then if and when delivered, if sent by an overnight delivery service, then on the day following the day deposited with such service, in each instance, to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or if mailed, then on the third business day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). All notices and communications to Tenant may also be given by leaving same at the Demised Premises during the business hours set forth in Article 9 hereof.

        25.1   If to Landlord:

    Masons Mill Partners, L.P.
    C/o Woodmount Company, LLC
    1202 Masons Mill Business Park
    1800 Byberry Road
    Huntingdon Valley, PA 19006
    Attention: Director of Operations

    With a required copy to:

    Masons Mill Partners, L.P.
    C/o Woodmount Company, LLC
    1202 Masons Mill Business Park
    1800 Byberry Road
    Huntingdon Valley, PA 19006
    Attention: Managing Member

        25.2   If to Tenant:

    Immunicon Corporation
    3501 Masons Mill Road, Suite 100
    Huntingdon Valley, PA 19006
    Attention: Chief Executive Officer

26.    MISCELLANEOUS.

        26.1    Successors and Assigns.    The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building and/or the Land shall be liable only for obligations accruing during the period of its ownership or interest in the Building and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building, Tenant shall look solely to the successors in title for the performance of Landlord's obligations hereunder arising thereafter.

        26.2    Waivers.    No delay or forbearance by either Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

        26.3    WAIVER OF TRIAL BY JURY.    TENANT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE WHERE THE DEMISED PREMISES ARE

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LOCATED AND IN ANY AND ALL ACTIONS OR PROCEEDINGS ARISING HEREUNDER OR PURSUANT HERETO, AND IRREVOCABLY AGREES TO SERVICE OF PROCESS IN ACCORDANCE WITH ARTICLE 25 ABOVE. LANDLORD AND TENANT AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OR OCCUPANCY OF THE DEMISED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY OR ANY OTHER STATUTORY REMEDY. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, OTHER THAN A MANDATORY COUNTERCLAIM.

        26.4    Limitation of Landlord's Liability.    Tenant shall look solely to the Building and the rents, net sales proceeds, net insurance proceeds and net condemnation awards derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use and occupancy of the Demised Premises.

        26.5    Time of the Essence.    All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.

        26.6    Severability.    Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

        26.7    Amendment and Modification.    This Lease, including all Exhibits hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

        26.8    Headings and Terms.    The title and headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term "Landlord" and term "Tenant" as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

        26.9.    Corporate/Partnership Authority.    If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he/she has full authority to do so and that this Lease is fully and completely binding on the corporation. If at any time during the Lease Term hereunder, or any extension or renewal thereof, Tenant shall change its corporate name, by operation of law or otherwise, Tenant shall deliver to Landlord a copy of a certificate of name change as filed with the appropriate office of the State in which Tenant was formed and is then governed evidencing such name change, or such other evidence of Tenant's name change and authority as is reasonably acceptable to Landlord. Such evidence shall be delivered to Landlord within ten (10) days of Tenant's official name change, or, if not so delivered, then upon ten (10) days request from Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he/she or

20

it is a general partner of the partnership, that he/she or it has full authority to sign for the partnership and that this Lease is completely and fully binding on the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition, and, in the event of a name change of the partnership, the same conditions regarding a name change of a corporate Tenant, as stated above, shall apply.

        26.10.    Governing Law.    This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        26.11.    Reciprocal Covenant on Notification of ADA Violations.    Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Building or of the Demised Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Building or of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Building or the Demised Premises.

27.    COMMUNICATIONS EQUIPMENT.    Tenant shall be permitted to install and operate at its sole expense, a communications antenna or dish on the roof of the Building, provided that (a) the size, wiring, electronics, location, material, method of attachment and color of the communications antenna or dish shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, (b) Tenant shall have obtained all necessary approvals for the communications antenna or dish from all governmental authorities having jurisdiction over such installation and operation, if applicable, (c) Tenant agrees to insure the antenna or dish for both liability and property damage and name the Landlord as an additional insured on said policy, (d) Landlord shall have the right to relocate the communications antenna or dish at Landlord's sole cost and expense, provided such relocation does not impair the reception of the antenna or dish, and (e) Tenant or Tenant's agent will not have access or service the equipment without being accompanied by Landlord's representative.

        Tenant covenants and agrees that neither Tenant nor its agents or contractors will cause any damage to the Building during the installation, operation, maintenance or removal of the communications antenna or dish. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liability and expenses in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, operation, maintenance or removal of the communications antenna or dish. At the expiration or sooner termination of the Lease Term or upon the termination of the operation of the communications antenna or dish, Tenant shall remove the same at its own cost. Tenant shall leave the portion of the Building where the communications antenna or dish was located in good order and repair, reasonable wear and tear excepted. If Tenant does not remove the communications antenna or dish at the end of the Lease Term, Tenant hereby authorizes Landlord to remove and dispose of the same and charge the Tenant for all reasonable costs and expenses incurred. Tenant agrees that Landlord shall not be liable for any property disposed of or removed by Landlord.

        Landlord makes no representations or warranties as to the suitability or effectiveness of any communications antenna or dish, or as to the governmental requirements applicable thereto. The permission granted in this Section for Tenant to install and operate the communications antenna or dish shall not be deemed to make the roof and/or Building systems part of theDemised Premises for any purpose under this Lease, nor shall this Section be construed to require any services from Landlord with respect to the roof or Building systems by reason of the existence of the communications antenna or dish. The permission granted herein is non-exclusive. Landlord reserves the right from time to time to permit other tenants of the Park to install, operate and maintain communications equipment on the

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roof of the Building or elsewhere, so long as such operation does not interfere with Tenant's operation of its communications antenna or dish. Notwithstanding anything to the contrary set forth herein, Landlord may, at its election, perform on behalf of Tenant any of the installation, maintenance or removal work which Tenant is authorized or obligated to perform under this Section. If Landlord elects to perform such work on behalf of Tenant, Tenant shall pay Landlord all costs incurred by Landlord in connection with such work within twenty (20) days after Tenant is billed therefor. Tenant shall be responsible for the entire cost of supplying electricity to the communications antenna or dish. Electric usage shall be measured, at Landlord's option, either (i) by meters installed by Landlord, or (ii) by Landlord's reasonable estimate. Tenant shall pay Landlord monthly, within twenty (20) days of being billed therefor, for all such electricity.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Lease to be executed on the day and year first above written.

LANDLORD: MASONS MILL PARTNERS, L.P. A Pennsylvania limited partnership
By: WOODMOUNT COMPANY, LLC, a Pennsylvania limited liability company, its sole General Partner
By:	/s/
Name:
TENANT: IMMUNICON CORPORATION
By:	/s/ Edward L. Erickson
Name:	EDWARD L. ERICKSON
Title:	CHAIRMAN & CEO

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EXHIBIT A

[GRAPHIC]

EXHIBIT "B"

FORM OF
CONFIRMATION OF LEASE TERM

         THIS CONFIRMATION OF LEASE TERM is made this        day of                        , 1999, between MASONS MILL PARTNERS, L.P. ("Landlord") and                                                 ("Tenant").

        Landlord and Tenant have entered into a certain Agreement of Lease (the "Lease") dated                        , 1999 demising certain space consisting of 16,750 rentable square feet in Building #1, located in the Masons Mill Business Park, Huntingdon Valley, PA 19006. All of the capitalized terms herein shall have the same respective definitions as set forth in the Lease.

        Pursuant to the provisions of Article 2 of the Lease, Landlord and Tenant, intending to be legally bound hereby, acknowledge and agree that the Rent Commencement Date of the Lease is the        day of                        , 1999, and that the term of the Lease shall end on the        day of                        , 2006, at 11:59 p.m., unless sooner terminated or extended, as provided in the Lease. As supplemented hereby, the Lease shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Confirmation of Lease Term, this        day of                        , 1999.

LANDLORD: MASONS MILL PARTNERS, L.P.
By: [FORM ONLY] Name: Title:
TENANT: IMMUNICON CORPORATION
By: [FORM ONLY] Name: Title:
Landlord:	[ILLEGIBLE]
Tenant:	[ILLEGIBLE]

EXHIBIT "C"

REGARDING ADDITIONAL RENT AND
ADJUSTMENTS TO FIXED RENT

        1.    Definitions.

        A.    "Essential Capital Improvement" shall mean (a) a labor saving device, energy saving device or other installation, improvement or replacement which is intended to reduce Operating Expenses, whether or not voluntary or required by governmental mandate, or (b) an installation or improvement required by reason of any law, ordinance or regulation which did not exist on the date of the execution of this Lease, or (c) an installation or improvement intended to improve the safety of tenants in the Park generally, whether or not voluntary or required by governmental mandate.

        B.    "Operating Expense Allowance" shall mean $4.98 per rentable square foot multiplied by 16,750 being the number of rentable square feet in the Demised Premises, for a total of $83,415.00.

        C.    "Operating Expenses" shall mean all of Landlord's operating costs and expenses of whatever kind or nature paid or incurred in the operation and maintenance of the Park, all computed on the accrual basis and in accordance with the terms of this Lease, including, but not limited to, the following:

          1.     gas, electricity, steam, fuel, water, sewer and other utility charges (including surcharges) of whatever nature (excepting tenants who may be submetered or separately metered pursuant to their leases, provided, however, that such tenants shall still be responsible for their Proportionate Share of common area electricity);

          2.     insurance premiums and the amounts of any deductibles paid by Landlord;

          3.     Park personnel costs, including, but not limited to, salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs;

          4.     costs of service and maintenance contracts including, but not limited to, cleaning and security services;

          5.     all other maintenance and repair expenses (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations solely attributable to tenants of the Park other than Tenant) and the cost of materials and supplies;

          6.     any other costs and expenses (i.e. items which are not capital improvements) incurred by Landlord in operating the Park, including ground rent, if any;

          7.     the cost of any additional services not provided to the Park on the Commencement Date but thereafter provided by Landlord in the prudent management of the Park;

          8.     the annual amortization of any Essential Capital Improvement which is made by Landlord after completion of initial construction of the Park, based on the useful life of the improvement plus interest at the Prime Rate on the date of the expenditure on the undepreciated portion thereof;

          9.     Landlord's central office accounting costs and overhead applicable to the Park;

          10.   accounting fees for preparing the Operating Expense statement;

          11.   management fees payable to the managing agent; and

          12.   taxes, allocated on a per diem basis if the tax year is different than the Operating Year; and

Landlord:
Tenant:

          13.   all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Park and systems of the buildings in the Park.

        Operating Expenses shall not include:

          1.     special cleaning or other services, not offered to all tenants of the Park;

          2.     any charge for depreciation, interest or rents (except, if applicable, ground rents) paid or incurred by Landlord;

          3.     leasing commissions;

          4.     advertising and marketing expenses;

          5.     depreciation of any building in the Park;

          6.     Landlord's general corporate overhead and general administrative expenses not applicable to the Park; or

          7.     legal expenses of negotiating and enforcing leases.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall nevertheless be deemed to include the amount Landlord would reasonably have incurred if Landlord has in fact performed the work or service at its expense.

        D.    "Operating Year" shall mean each calendar year or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Lease Term.

        E.    "Taxes" shall mean all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Park or its operation, whether or not directly paid by Landlord. Taxes shall not include income taxes, excess profit taxes, franchise taxes, or other taxes imposed or measured on or by the income of Landlord from the operation of the Park; provided, however, that if, due to a future change in the method of taxation or assessment, any income, profit, franchise or other tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of) any tax, assessment or charge which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein to the extent of such substitution. There shall be added to Taxes the expenses of any contests (administrative or otherwise) of Taxes incurred during the Operating Year. Tenant shall pay to the appropriate governmental authority any use and occupancy tax. In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority.

        F.     "Tenant's Proportionate Share" shall mean a fraction, the numerator of which shall be the rentable square feet of Demised Premises, and the denominator of which is 211, 811 rentable square feet which is the aggregate rentable square feet in the Park, and, expressed as a percentage, shall be 7.9080% (16,750 /211,811).

        2.    Additional Rent for Operating Expenses.

        2.1   Tenant shall pay during the Lease Term as Additional Rent, the amount by which Tenants' Proportionate Share of Operating Expenses exceeds the Operating Expense Allowance.

        2.2   As soon as available in each Operating Year during the Lease Term, Landlord shall provide Tenant with a written statement setting forth the Operating Expense Allowance and a projection of Tenant's Proportionate Share of Operating Expenses for such year. Commencing on the first day of the first month following receipt of such statement and continuing until receipt by Tenant of Landlord's statement of the next projected Tenant's Proportionate Share of Operating Expenses. Tenant shall pay to Landlord with each monthly installment of Fixed Rent an amount equal to one-twelfth (1/12th) of the excess of such projected Tenant's Proportionate Share of Operating Expenses over the Operating Expense Allowance. Concurrently with the first payment required hereinabove. Tenant shall pay to Landlord an amount equal to the excess of such projected Tenant's Proportionate Share of Operating Expenses over the Operating Expense Allowance multiplied by a fraction, the numerator of which is the number of calendar months of the Operating Year in question which have elapsed prior to the due date of such first payment and the denominator of which is twelve (12), less any payments made by Tenant during said period on account of such excess Operating Expenses.

        2.3.  Landlord shall, as soon as possible after the close of each such Operating Year, provide Tenant with a statement of the actual Operating Expenses for such period. Any underpayment by Tenant during such Operating Year due to the fact that projected Operating Expenses were less than actual Operating Expenses shall be paid to Landlord within thirty (30) days after Tenant's receipt of a statement for such deficiency. Any overpayment by Tenant due to the fact that projected Operating Expenses were greater than actual Operating Expenses for such year shall be credited to the next Additional Rent payable by Tenant under this Exhibit "C".

        3.    Adjustment for Vacancies. In determining Operating Expenses for any Operating Year, if the Park was less than fully occupied during such entire year, or was not in operation during such entire year, then Operating Expenses shall be adjusted by Landlord to reflect the amount that such expenses would normally be expected to have been, in the reasonable opinion of Landlord, had the Park been fully occupied and operational throughout such year, except that in no event shall such adjustment result in an amount less than the actual Operating Expenses. Any such annualization shall be explained in Landlord's statement under Section 2.3 hereof.

        4.    Pro-Rations. Should this Lease commence or terminate at any time other than the first day of an Operating Year, the Additional Rent payable by Tenant on account of Operating Expenses shall be first calculated on the basis of the entire Operating Year and then pro-rated on the basis of the number of days of occupancy.

        5.    Audit. Tenant shall have the right at all reasonable times within thirty (30) days after Landlord has provided Tenant with a statement of the actual Operating Expenses, and at its sole expense, to audit Landlord's books and records relating to this Lease for that Operating Year.

        6.    Minimums. Notwithstanding anything contained herein to the contrary, in no event shall Tenant's Proportionate Share of Operating Expenses for any calendar year be less than the Operating Expense Allowance.

        7.    Personal Property Taxes. Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed Building Standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of impositions to such improvements).

        8.    Survival. If, upon expiration or termination of this Lease for any cause, the amount of any Additional Rent due hereunder has not yet been determined, an appropriate payment from Tenant to Landlord, or refund from Landlord to Tenant, shall be made promptly after such determination.

EXHIBIT "D"

STANDARDS FOR WORK TO BE PERFORMED BY TENANT

1.
Prior to commencing any work under either Article 7 or 8 of this Lease (referred to collectively hereinafter as the "Tenant's Work"), Tenant shall first obtain the approval of Landlord, in writing, of the specific work Tenant proposes to perform. In connection therewith, Tenant shall prepare and deliver to Landlord, for its approval, which approval shall not be unreasonably withheld or delayed, complete architectural, mechanical, electrical and structural plans and specifications for the construction of the Tenant's Work (the "Construction Drawings"). The Construction Drawings shall be prepared by Tenant's design professional(s) (all of whom shall be duly licensed by the authority having jurisdiction over the appropriate profession) at Tenant's sole cost and expense. Following approval by Landlord, the Construction Drawings shall not be changed, nor shall substitutions be made, without Landlord's prior approval.

  With respect to the Tenant's Work under Article 7, CUH2A, Inc. has prepared, and Landlord and Tenant have reviewed and approved, certain construction drawings and detailed specifications identified on Schedule 1 to this Exhibit for the layout and construction of the improvements to the Demised Premises (together, the "Article 7 Construction Drawings"). In connection with Landlord's approval of the Article 7 Construction Drawings, Landlord has identified the following items of the Tenant's Work under Article 7 which Tenant shall be obligated to remove upon the expiration or earlier termination of the Lease Term, in accordance with Article 8 of the Lease:

2.
To the end that there shall be no labor disputes which would interfere with any construction occurring in the Park or the operation thereof, or any part thereof including, but not limited to, the Demised Premises, in performing any work in or about the Demised Premises, Tenant agrees to engage the services of, or to permit the engagement of, only such contractors, subcontractors and subsubcontractors ("Tenant's Contractors") as will work in harmony and without causing any labor dispute with each other, with Landlord's contractors and subcontractors and with the contractors and subcontractors of all other tenants working in or about the Park or any part thereof. Tenant also shall require Tenant's Contractors to employ only such labor as will work in harmony and without causing any labor dispute with all other labor then working in or about the Park or any part thereof including, but not limited to, the Demised Premises. Furthermore, only those Tenant's Contractors as have been duly licensed by the authority having jurisdiction over the appropriate profession and which have been approved in writing by Landlord, may perform any portion of the Tenant's Work. Landlord shall have the right, among other things, to condition such approval on the delivery by such Tenant's Contractor of a 100% payment and performance bond with respect to its portion of the Tenant's Work. Prior to commencing any Tenant's Work in the Demised Premises, Tenant shall provide Landlord with a list of emergency telephone numbers for all design professionals, Tenant's Contractors and materialmen which will be involved with the Tenant's Work. Such list shall be promptly revised by Tenant and delivered to Landlord in the event of any changes or additions thereto.

Landlord:
Tenant:

  Without in any limiting the provisions of Article 15 of the Lease, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its representatives and Landlord's managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of the performance of the Tenant's Work including, without limitation, by reason of (i) any disputes between or among any of Tenant, the Tenant's Contractors and materialmen, and any other person or entity, (ii) any accident or matter occurring on or about the Park or in or about the Building, causing injury to persons or damage to property, except to the extent such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or Landlord's agents or employees, (iii) the failure of Tenant or any of the Tenant's Contractors or materialmen to fully and faithfully perform the obligations and observe the conditions of this Lease, or (iv) the negligence or otherwise tortious act of Tenant, any of the Tenant's Contractors or materialmen or anyone on or about the Park or in or about the Building on behalf of or at the invitation or right of Tenant.

3.
Prior to commencing the Tenant's Work, Tenant shall obtain all permits required by any governmental authority having jurisdiction and shall deliver copies thereof to Landlord. If, in connection with the review by any governmental authority of the plans and specifications for all or any portion of the Tenant's Work, any such governmental authority requires Tenant to make changes to the Construction Drawings, Tenant shall notify Landlord promptly of such required changes. All of the Tenant's Work shall be done in accordance with the Construction Drawings approved by Landlord, the requirements of all applicable laws, ordinances, regulations, codes and other requirements of governmental authorities and with the requirements of Landlord's underwriter. In addition, the Tenant's Work shall be performed in a thorough, first-class and workmanlike manner, shall incorporate only new first-quality materials and shall be in good and usable condition at the date of completion. At any time and from time to time during the performance of the Tenant's Work, Landlord, Landlord's architect and Landlord's other representatives may enter upon the Demised Premises and inspect the Tenant's Work and take such steps as they may deem necessary or desirable to assure the proper performance of the Tenant's Work and/or for the protection of the Building, the base building systems and/or any premises adjacent to the Demised Premises. Such inspection shall, however, be for Landlord's benefit only and may not be relied upon by Tenant or any other party.

4.
Tenant hereby appoints Livingston Biddle of Tactix Advisory Services, Inc. as its construction representative ("Tenant's Construction Representative") to act for Tenant with respect to all construction and construction related matters involving the Tenant's Work; provided, however, that Tenant may change Tenant's Construction Representative from time to time to another person who is skilled in the construction of tenant improvements in Class A office buildings or who is an officer or management level employee of Tenant, which change shall be effective upon receipt by Landlord of written notice of such change. During the construction of the Tenant's Work, Tenant's Construction Representative shall be generally available at the Building. Tenant's Construction Representative shall have the authority to act on the Tenant's behalf at all times (including at all construction meetings and inspections) and specifically to bind Tenant with respect to all construction related matters including, but not limited to, scheduling changes, change orders and other cost changes.

5.
Prior to commencing performance of the Tenant's Work, and until the Tenant's Work has been completed in the manner set forth in this Exhibit, all Tenant's Contractors shall maintain the insurance coverages set forth on Schedule 2 to this Exhibit, in the minimum amounts specified therein or in such greater amounts as may be required by Landlord based upon the risks of the project or good insurance practices. All such insurance shall (i) name Landlord and any other parties designated by Landlord as additional insureds, (ii) be in companies licensed to do business in Pennsylvania and reasonably satisfactory to Landlord, and (iii) provide that the policies will not be changed, canceled or expire until at least thirty (30) days prior written notice has been given to Landlord. Evidence of all coverage shall be delivered to Landlord prior to any Tenant's Contractor commencing work in the Demised Premises. The liability of Tenant and Tenant's Contractors shall not be limited because of the insurance required hereunder nor to the amounts thereof nor because of any exclusions from coverage in any insurance policy.

6.
Tenant shall comply, and shall cause all of the Tenant's Contractors and materialmen to comply, with all procedures and policies established by Landlord from time to time relating to construction by tenants in the Park. In addition, Tenant shall, and shall cause all of the Tenant's Contractors and materialmen to, comply with all applicable OSHA safety standards in connection with the performance of the Tenant's Work.

7.
The Tenant's Work shall be coordinated with all work being performed by Landlord and other occupants of the Park to the end that the Tenant's Work will not interfere with the operation of the Park (or any portion thereof) or interfere with or delay the completion of any other construction within the Park, and Tenant shall comply, and shall cause the Tenant's Contractors to comply, with all procedures and regulations prescribed by Landlord for integration of the Tenant's Work with that to be performed in connection with any other construction in the Park and in connection with the operation of the Park. The Tenant's Work shall be performed in a manner so as not to disturb or annoy other tenants or occupants of the Park and shall be performed only during such hours and under such conditions as shall be reasonably established by Landlord.

8.
Tenant and the Tenant's Contractors and materialmen shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of the Tenant's Work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any part of the Park, including the Demised Premises. Without limiting the foregoing in any way, Tenant shall keep, and shall cause the Tenant's Contractors and materialmen to keep, the common areas of the Building and the Park free and clear of all waste and debris, and shall remove all waste and debris from around their dumpsters on a daily basis. Furthermore, all elevators used by Tenant and the Tenant's Contractors and materialmen shall be kept free and clear of all waste and debris, and shall be appropriately protected from any damage which could result from such use. It shall be Tenant's responsibility to cause each of the Tenant's Contractors and materialmen to maintain continuous protection of adjacent property and improvements against damage by reason of the performance of the Tenant's Work. It also shall be Tenant's responsibility to cause each of the Tenant's Contractors and materialmen to properly protect the Tenant's Work. In the event that Tenant fails to fulfil its obligations under or to otherwise comply with, or to cause the Tenant's Contractors or materialmen to fulfill their obligations under or to otherwise comply with, the provisions of this Section 8, Landlord shall have the right to perform such obligations or to otherwise cause such compliance, and the cost thereof shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of a bill therefor. With respect to any such failure in connection with the Tenant's Work referenced in Article 7 of the Lease, Landlord shall be permitted to deduct the amounts payable under this Section from the Tenant Allowance (as hereinafter defined).

9.
Neither Tenant nor any Tenant's Contractor or materialman may use any space within the Park for storage, handling or moving of materials or equipment and/or for the location of a field office or facilities for the employees of such Tenant's Contractor or materialman without obtaining Landlord's prior written approval for each such use. If Tenant or any Tenant's Contractor or materialman shall use any space in the Park for any or all of the aforesaid enumerated purposes or any other similar purpose without obtaining Landlord's prior written approval therefor, Landlord shall have the right to terminate such use and remove all of Tenant's or such Tenant's Contractor's or materialman's materials, equipment and other property from such space, without Landlord being liable to Tenant and/or to such Tenant's Contractor or materialman, and the cost of such termination and/or removal shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of a bill therefor. With respect to any such use in connection with the Tenant's Work referenced in Article 7 of the Lease, Landlord shall be permitted to deduct the amounts payable under this Section from the Tenant Allowance.

10.
Tenant shall secure from all Tenant's Contractors and materialmen, and shall cause to be properly filed prior to the commencement of any of the Tenant's Work, effective waivers of mechanics liens. Copies of filed waivers shall be delivered to Landlord prior to the commencement of any of the Tenant's Work.

11.
Tenant shall promptly pay, or cause to be paid, all Tenant's Contractors performing the Tenant's Work and all materialmen supplying materials for the Tenant's Work. Should any lien be made or filed in connection with the Tenant's Work, Tenant shall bond against or discharge the same within (10) days after receiving notice thereof. If Tenant shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Landlord may have under this Lease, at law or in equity, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest at the Default Rate from the respective dates of Landlord's making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. With respect to any such lien in connection with the Tenant's Work referenced in Article 7 of the Lease, Landlord shall be permitted to deduct the amounts payable under this Section from the Tenant Allowance.

12.
Nothing set forth in this Lease shall be deemed or construed as (i) a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Demised Premises or of or to the Park or any improvement therein, or to any part thereof; or (ii) giving Tenant or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Demised Premises, the Building, the Park or any part thereof. Notwithstanding anything in this Lease or in any other writing signed by Landlord to the contrary, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was for the immediate use or benefit of Landlord.

13.
Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the cost of any work or services provided by Landlord in connection with the Tenant's Work, including, without limitation the cost of (i) any architectural or engineering consultants engaged by Landlord to review Tenant's plans and specifications and the Tenant's Work, (ii) all structural, mechanical, plumbing, electrical, fire protection and other work required to extend or adapt the base building systems to the Tenant's Work, (iii) hoisting, rubbish removal (including the cost of renting and removing dumpsters and disposing of contents) and utilities. In addition to the foregoing, upon completion of each project, Tenant shall pay Landlord a fee in the amount of three percent (3%) of the cost of all Tenant's Work included in such project. Notwithstanding anything contained in this Exhibit to the contrary, with respect to the Tenant's Work referenced in Article 7 of the Lease, Landlord shall be permitted to deduct the amounts payable under this Section 13 from the Tenant Allowance.

14.
Landlord shall provide Tenant with an allowance (the "Tenant Allowance") for the Tenant's Work referenced in Article 7 of the Lease and for the preparation of the Construction Drawings in connection therewith, in the amount of One Million Five Thousand Dollars ($1,005,000.00). The Tenant Allowance shall be payable to Tenant in accordance with the provisions of this Section.

  Tenant shall submit to Landlord, on a monthly basis or as otherwise agreed, a copy of the Tenant's Contractors', materialmen's and design professionals' invoices for the Tenant's Work completed during the preceding month (or other agreed upon period), along with evidence that Tenant has approved such invoices and such additional documentation as Landlord may request. All invoices submitted by Tenant shall constitute a representation and warranty by Tenant that, to the best of its knowledge, (i) the sums claimed thereon are for labor and/or materials and/or services that have been completed, (ii) the labor and/or materials for which payment is requested conform to the Construction Drawings approved by Landlord and to all applicable laws, ordinances, codes and regulations, (iii) all such Tenant's Work was done in a good and workmanlike manner, and (iv) all materials were of the type and quality required and free of defects. Upon receipt of a partial unconditional waiver of liens from each of the Tenant's Contractors, materialmen and design professionals with respect to amounts invoiced and all other required documentation, Landlord shall pay to Tenant that portion of the Tenant Allowance allocable to such invoices. Tenant shall promptly make the corresponding payment to the Tenant's Contractors, materialmen and design professionals.

  With the final request for payment from the Tenant Allowance, Tenant shall provide Landlord with a copy of each of the Tenant's Contractors', materialmen's and design professionals' final invoice, a final unconditional waiver and release of liens from each of the Tenant's Contractors, materialmen and design professionals, a final certificate of occupancy from the Commonwealth of Pennsylvania, an electrical underwriters compliance certificate and such additional documentation as Landlord may request. Upon receipt thereof, Landlord shall make such final payment to Tenant, who promptly shall make the corresponding payment to the Tenant's Contractors, materialmen and design professionals.

  Notwithstanding anything to the contrary set forth herein, in the event that, based upon the Construction Drawings, the actual cost of constructing the Tenant's Work (including amounts payable to Tenant's design professionals and to Landlord pursuant to this Exhibit) is determined to be in excess of the Tenant's Allowance, Landlord shall only be obligated to advance the Landlord's Share of each request for payment. The term "Landlord's Share" means an amount which bears the same ratio to the amount requested as the Tenant Allowance bears to the actual cost of constructing the Tenant's Work, as described above. In no event shall Landlord be obligated to pay any amount in excess of the Tenant Allowance. In the event that any portion of the Tenant Allowance remains following the payment of all amounts payable therefrom hereunder, such remaining portion shall be applied as a rent credit against the installments of Fixed Rent and Additional Rent next coming due under the Lease until exhausted.

  Notwithstanding anything contained in this Section 14 to the contrary, Landlord shall have the option (but not the obligation) to pay all or any portion of the Tenant Allowance directly to the Tenant's Contractors, materialmen and design professionals rather than directly to Tenant.

  Notwithstanding anything contained in this Exhibit to the contrary, Tenant shall be entitled to the Tenant Allowance only if and so long as this Lease is in full force and effect and no Event of Default shall exist. Furthermore, notwithstanding anything contained in this Exhibit to the contrary, Landlord shall be entitled to first deduct from the Tenant Allowance those amounts payable to Landlord under Sections 8, 9, 11 and 13 above, as well as any amounts that Landlord has expended, or reasonably expects to expend, as a result of any failure of Tenant or any of Tenant's Contractors, materialmen or design professionals to comply with the terms of this Lease.

15.
Promptly following the final completion of all of the Tenant's Work, Tenant shall provide Landlord, at Tenant's sole cost and expense, with a complete set of as-built plans and specifications for the Tenant's Work.

SCHEDULE 1

ARTICLE 7 CONSTRUCTION DRAWINGS

Drawing Number A1.01 dated August 5, 1999-3:17:14pm (Proposed Final Floor Plan)

Drawing Number A5.01 dated August 5, 1999-3:19:14pm (Door Schedules, Types, Frames and Details)

Drawing Number A6.01 dated August 5, 1999-3:19:26pm (Proposed Casework Plan)

Drawing Number A7.01 dated August 5, 1999-3:19:45pm (Proposed Reflected Ceiling Plan)

Drawing Number A9.01 dated August 5, 1999-3:19:59pm (Proposed Demolition Plan)

SCHEDULE 2

TENANT'S CONTRACTORS' INSURANCE REQUIREMENTS

         Liability Limits: Tenant's Contractors' insurance policies must have limits not less than the following:

(1)	Workmen's Compensation		Statutory
(2)	Employer's Liability
	Each Accident		$100,000.00
	Disease, Policy Limit		$500,000.00
	Disease, Each employee		$100,000.00
(3)	Contractor's Comprehensive General Liability (Including Explosion, Collapse and Underground damage)
	(a)	Bodily Injury Single Limit per Occurrence	$2,000,000.00
	(b)	Property Damage Single Limit per Occurrence	$2,000,000.00
	(c)	Products and Completed Operations Insurance: Maintain for a minimum period of 3 years after final payment. Tenant's Contractors shall continue to provide evidence of such coverage annually.
	(d)	Contractual Liability (Hold Harmless Coverage):
		Bodily Injury Single Limit per Occurrence	$2,000,000.00
		Property Damage Single Limit per Occurrence	$2,000,000.00
	(e)	Personal Injury (with Employment Exclusion deleted): Aggregate	$2,000,000.00
	(f)	If the General Liability policy includes a General Aggregate, the General Aggregate shall be not less than the following	$2,000,000.00

Amendment No. 1 to Agreement
Between Owner and Construction Manager

        Pursuant to Paragraph 2.2 of the Agreement, dated 9/13/02 between Immunicon Corporation (Owner) and Turner Construction Company (Construction Manager), for (the Project), the Owner and Construction Manager establish a Guaranteed Maximum Price and Contract Time for the Work as set forth below.

ARTICLE I
GUARANTEED MAXIMUM PRICE

        The Construction Manager's Guaranteed Maximum Price for the Work, including the estimated Cost of the Work as defined in Article 6 and the Construction Manager's Fee as defined in Article 5, is One Million Two Hundred Eighty-One Dollars ($1,281,200). Reference 1 Page Attached

        This Price is for the performance of the Work in accordance with the Contract Documents listed and attached to this Amendment and marked Exhibits A through F, as follows:

Exhibit A	Drawings, Specifications, addenda and General, Supplementary and other Conditions of the Contract on which the Guaranteed Maximum Price is based, pages 1 through 5 dated 12/9/02 attached.
Exhibit B	Allowance items, pages 1 through 1 dated 12/12/02 attached.
Exhibit C	Assumptions and clarifications made in preparing the Guaranteed Maximum Price, pages 1 through 6, dated 12/12/02 attached.
Exhibit D	Completion schedule, pages 1 through 2, dated 1/2/03 attached.
Exhibit E	Alternate prices, pages 1 through 1, dated 12/12/02 attached.

ARTICLE II
CONTRACT TIME

        The date of Substantial Completion established by this Amendment is: 6/23/03

OWNER		CONSTRUCTION MANAGER
Immunicon Corporation		Turner Construction Company
BY	/s/ JAMES G. MURPHY	BY	/s/ BENJAMIN H. KAPLAN Benjamin H. Kaplan
DATE	January 23, 2003	DATE	1/2/03
ATTEST	/s/ 1/23/03	ATTEST	/s/ CAROL HARTNETT

Electronic Format A121/CMc-1991

EXHIBIT "E"

[IMMUNICON LOGO]

ALTERNATES

1.	Provide FLEXCO static dissipative ESD control solid vinyl tile 12"x12"x1/8" gauge; color: steel gray and vinyl base in place of the specified seamless sheet vinyl flooring and base as per the Contract Documents
	DEDUCT	ACCEPTED
2.	Provide new Monterey, 6035-965, Tuscany Color #965 Masa carpet and base in Room 229.
	ADD	ACCEPTED
3.	Deduct the Desiccant air dryer and filters from the Mechanical Scope of Work.
	DEDUCT	$2,350*
* Desiccant Air Dryer and Filters will remain in this Scope of Work and the GMP, Revision 1.
4.	Provide VWR casework in Rooms 112 and 113 to match the existing Jamestown casework, based on the Contract Documents, as per the Document List in Section 8.
	ADD	$42,100**
** Immunicon will contract directly to Nu-Lab, Jamestown Casework, to perform the Fume Hood and Laboratory Casework Scope of Work. Turner will coordinate the scope requirements.
5.
Provide Commissioning Services for the following systems, HVAC with Humidification and Building Automation System, Compressed Air and Emergency Power. Services to include IQ/OQ/PQ Protocols and IQ/OQ/PQ Execution Reports. Reference the attached Commissioning Services Proposal dated 10-28-02.
	ADD	$27,400***
*** Immunicon will contract directly with Pharmaceutical Technical Services to perform the requested commissioning services. Turner will coordinate the scope requirements.

EXHIBIT "D"

[CHART]

[CHART]

Turner Construction Company Estimate No. S-1513 Project No. 8503	12/11/02—Data Date 01/02/03—Run Date

Immunicon
Modifications to Buildings One & Two
Huntingdon Valley, Pennsylvania

GUARANTEED MAXIMUM PRICE
Revision 1
TRADE ESTIMATE SUMMARY

Gross Area/New:	0	SF
Gross Area/Renovation:	10600	SF
Total Gross Area:	10600	SF
Estimated Start of Construction:	4th Quarter 2002
Spec Section	Trade	Schematic Estimate Cost	Estimate Cost Per SF	29 Oct-02 GMP Total Cost	29 Oct-02 GMP Cost Per SF	11-Dec-02 GMP Total Cost	11-Dec-02 GMP Cost Per SF
02800	Site Improvements	1,900	$0.18	0	$0.00	0	$0.00
02224	Demolition	17,700	$1.67	0	$0.00	0	$0.00
02315	Excavation & Fill	1,300	$0.12	0	$0.00	0	$0.00
03311	Foundations -Concrete	4,800	$0.45	20,400	$1.92	20,400	$1.92
05120	Structural Steel	5,000	$0.47	7,460	$0.70	7,460	$0.70
05500	Metal Fabrications	3,300	$0.31	0	$0.00	0	$0.00
61000	Miscellaneous Carpentry	5,100	$0.48	0	$0.00	0	$0.00
06400	Architectural Woodwork	0	$0.00	0	$0.00	0	$0.00
07500	Roofing	4,000	$0.38	10,982	$1.04	10,982	$1.04
07900	Joint Sealants	0	$0.00	0	$0.00	0	$0.00
08111	Standard Steel Doors and Frames	17,000	$1.60	25,678	$2.42	25,578	$2.42
08330	Overhead Colling Doors	24,000	$2.26	0	$0.00	0	$0.00
08710	Door Hardware	8,100	$0.76	0	$0.00	0	$0.00
08800	Glass and Glazing	5,000	$0.47	16,727	$1.58	16,727	$1.58
09250	Gypsum Drywall	49,300	$4.65	164,213	$15.49	168,968	$15.94
09300	Ceramic Tile	0	$0.00	0	$0.00	0	$0.00
09511	Acoustical Panel Ceilings	16,700	$1.58	0	$0.00	0	$0.00
09965	Resilient Flooring	42,900	$4.05	29,675	$2.80	23,400	$2.21
09680	Carpet	2,000	$0.19	0	$0.00	0	$0.00
09900	Painting	22,900	$2.16	18,775	$1.77	18,982	$1.79
10260	Wall Protection	5,000	$0.47	0	$0.00	0	$0.00
10425	Signs	1,500	$0.14	0	$0.00	0	$0.00
10522	Fire Extinguishers, Cabinets and Accessories	200	$0.02	0	$0.00	0	$0.00
12345	Laboratory Furniture / Fume Hoods	95,900	$9.05	102,770	$9.70	0	$0.00
15300	Plumbing	73,000	$6.89	0	$0.00	0	$0.00
15400	Fire Protection	0	$0.00	0	$0.00	0	$0.00
15500	HVAC	386,000	$36.41	354,530	$33.45	358,080	$33.59
16000	Electrical	171,000	$16.13	215,175	$20.30	218,325	$20.50
P	Premium Time Allowance	15,000	$1.42	0	$0.00	0	$0.00
GR	General Requirements	39,500	$3.73	38,064	$3.59	37,070	$3.50

	TOTAL DIRECT COST	1,018,100	$96.05	1,004,450	$94.76	904,070	$85.29

	Staff / Reimburseables	162,820	$15.36	224,850	$21.21	237,330	$22.39
	SUBTOTAL	1,180,920	$111.41	1,229,300	$115.97	1,141,400	$107.68
	Design Development Contingency	59,000	$5.57	0	$0.00	0	$0.00
	Construction Contingency 5%	62,000	$5.85	61,500	$5.80	57,100	$5.39
	SUBTOTAL	1,301,920	$122.82	1,290,800	$121.77	1,198,500	$133.07
	Fee (Fixed)	70,000	$6.60	70,000	$6.80	70,000	$6.60
	SUBTOTAL	1,371,920	$129.43	1,360,800	$128.38	1,268,500	$119.67
	General Liability Insurances	13,700	$1.29	13,600	$1.28	12,700	$1.20

	TOTAL CONSTRUCTION COST	1,385,620	$130.72	1,374,400	$129.66	1,281,200	$120.87

1

EXHIBIT A

Turner		Current Drawing List
Summary Log, Grouped by Type and Discipline Sorted by Category

Immunicon Modification Bldgs. 1 &2 3401 Masons Mill Road, Suite 100 Huntingdon Valley, PA 19006	Project # 8503 Tel: 732-687-4784 Fax: 215-830-0751	Turner Construction Company
Number	Rev	Title	Rev Date	Bulletin	% Comp	Status	Category	Pkg	General Notes	Ref RFIs
Drawings
Architectural
A0.01	2	Key Plan and Building Code Information	10/1/2002		100	For Construction	GMP Set
A1.01	2	Demolition Plans	10/1/2002		100	For Construction	GMP Set
A1.02	2	Ceiling Demolition Plans	10/1/2002		100	For Construction	GMP Set
A2.01	2	New Work Plans	10/1/2002		100	For Construction	GMP Set			001
A2.02	2	Reflected Ceiling Plans	10/1/2002		100	For Construction	GMP Set
A4.01	2	Laboratory Plans and Elevations—Building 1	10/1/2002		100	For Construction	GMP Set
A4.02	2	Laboratory Plans and Elevations—Building 1	10/1/2002		100	For Construction	GMP Set
A4.03	2	Laboratory Plans and Elevations—Building 2	10/1/2002		100	For Construction	GMP Set
A5.01	2	Schedules and Details	10/1/2002		100	For Construction	GMP Set			004
CS-1	2	Project Cover Sheet	10/1/2002		100	For Construction	GMP Set
Electrical
E0.01	2	Electrical Key to Symbols and Abbreviations	10/1/2002		100	For Construction	GMP Set
E10.01	2	Electrical Specifications Building 1 and 2	10/1/2002		100	For Construction	GMP Set
E2.01	2	Electrical Demolition Plan Building 1	10/1/2002		100	For Construction	GMP Set
E2.02	2	Electrical Demolition Plan Building 2	10/1/2002		100	For Construction	GMP Set
E3.01	2	Electrical New Lighting Plan Building 1	10/1/2002		100	For Construction	GMP Set
E3.02	2	Electrical New Lighting & Power Plan Building 2	10/1/2002		100	For Construction	GMP Set

1

E4.01	2	Electrical New Power Plan Building 1	10/1/2002	100	For Construction	GMP Set
E4.02	2	Electrical New Roof Power Plan Building 1	10/1/2002	100	For Construction	GMP Set
					For Construction
E5.01	2	Electrical Single Line Diagram Building 1	10/1/2002	100	For Construction	GMP Set	905,006
Mechanical
M0.01	2	Mechanical Key Symbols and Abbreviations	10/1/2002	100	For Construction	GMP Set
M1.01	2	Mechanical Demolition Plans—First Floor Building 1	10/1/2002	100	For Construction	GMP Set
M1.02	2	Mechanical Roof Demolition Plans Building 1	10/1/2002	100	For Construction	GMP Set
M10.01	2	Mechanical Specification	10/1/2002	100	For Construction	GMP Set
M2.01	2	Mechanical New Work Plans—First Floor Building 1	10/1/2002	100	For Construction	GMP Set	007
M2.02	2	Mechanical New Work Plans—Roof Building 1	10/1/2002	100	For Construction	GMP Set
M2.03	2	Mechanical First Floor Building 2	10/1/2002	100	For Construction	GMP Set
M7.01	2	Mechanical Details	10/1/2002	100	For Construction	GMP Set	007
M8.01	2	Mechanical Schedules	10/1/2002	100	For Construction	GMP Set
M9.01	2	Mechanical ATC Sequences and Diagrams	10/1/2002	100	For Construction	GMP Set
Other
L-1	0	Logistics Plan	10/28/2002	100	For Construction	GMP Set
MPP1.00	0	Master Phasing Plan	10/28/2002	0	For Construction	GMP Set
Plumbing
P1.01	2	Plumbing Floor Plan Sanitary Demolition Building 1	10/1/2002	100	For Construction	GMP Set
P1.02	2	Plumbing Floor Plan Pressure Piping Demolition Building 1	10/1/2002	100	For Construction	GMP Set

2

P2.01	2	Plumbing Floor Plan New Work Building 1 and 2	10/1/2002	100	For Construction	GMP Set
P7.01	2	Plumbing Details	10/1/2002	100	For Construction	GMP Set
P8.01	2	Plumbing Schedules and Specifications	10/1/2002	100	For Construction	GMP Set
Structural
					For Construction
S-1	2	Structural Plans & Sections	10/1/2002	100	For Construction	GMP Set	002.003
Sketches
09—Finishes
SK-026	0	Partial Demolition Plan Bldg 1 Rm 124	12/6/2002	0	For Construction	Construction Set
SK-027	0	Partial Demolition Plan Bldg 2 Rm 229	12/6/2002	0	For Construction	Construction Set
SK-028	0	Partial New Plan Bldg 1 Rm 106	12/6/2002	0	For Construction	Construction Set
SK-029	0	Partial New Plan Bldg 2 Rm 229	12/6/2002	0	For Construction	Construction Set
SK-030	0	Door Schedule, Door 1-229 relocate Door 1-124	12/6/2002	0	For Construction	Construction Set
16—Electrical Systems
SK-025	0	Electrical & Data Layout Room 229	12/6/2002	0	For Construction	Construction Set
Architectural
SK-021	0	New Aluminum Exterior Window in Rm 138	10/23/2002	100	For Information Only	Design Development
SK-022	0	Revised Layout New Room 229	10/23/2002	100	For Information Only	Design Development
Structural
SK-020	0	Existing Exterior Foundation Section Detail	10/10/2002	100	For Information Only	Design Development
SK-023	0	Exterior Concrete Pad Detail & Information	10/23/2002	100	For Information Only	Design Development
SK-024	0	New Foundation Detail; Detail 5/S-1	10/23/2002	100	For Information Only	Design Development

3

Specifications
01—General Conditions
01039	2	Coordination and SHutdowns	10/1/2002	0	For Construction	GMP Set
01045	2	Cutting and Patching	10/1/2002	0	For Construction	GMP Set
01046	2	Suspended Loading—Coordination and Limitations	10/1/2002	0	For Construction	GMP Set
01090	2	Reference Standards and Definitions	10/1/2002	0	For Construction	GMP Set
01300	2	Submittals	10/1/2002	0	For Construction	GMP Set
01400	2	Quality Control	10/1/2002	0	For Construction	GMP Set
01600	2	Material and Equipment	10/1/2002	0	For Construction	GMP Set
01630	2	Product Options and Substitutions	10/1/2002	0	For Construction	GMP Set
01700	2	Contract Closeout	10/1/2002	0	For Construction	GMP Set
02—Site Construction
02070	2	Selective Demolition	10/1/2002	0	For Construction	GMP Set
06100	2	Rough Carpentry	10/1/2002	0	For Construction	GMP Set
08110	2	Steel Doors and Frames	10/1/2002	0	For Construction	GMP Set
08711	2	Door Hardware	10/1/2002	0	For Construction	GMP Set
09250	2	Gypsum Board Systems	10/1/2002	0	For Construction	GMP Set
09511	2	Acoustical Ceiling	10/1/2002	0	For Construction	GMP Set
09650	2	Resilient Flooring	10/1/2002	0	For Construction	GMP Set	008
09680	2	Carpet	10/1/2002	0	For Construction	GMP Set
09900	2	Painting	10/1/2002	0	For Construction	GMP Set
12345	2	Laboratory Furniture and Fume Hoods	10/1/2002	0	For Construction	GMP Set
16000	2	Electrical Panel Schedules	10/1/2002	0	For Construction	GMP Set

TCCO—Current Drawing List Summary Log—Grp by Type and Discurpt

4

EXHIBIT "B"

[IMMUNICON LOGO]

ALLOWANCES

        The following Allowances are to be included within Guaranteed Maximum Price (GMP). The use of the allowances will be at the direction of the Turner Superintendent. Unused portions of these allowances, if any will be deleted at the completion of the work at 100% of the value identified within the Subcontract Agreement. The Subcontractor shall provide daily time tickets for all work for verification by the Turner Superintendent. Time, which is not verified, shall not be charge to the allowance.

1.	03311—Concrete/ Site Work Premium Time Allowance		$3,000
2.	05120—Structural Steel Premium Time Allowance		$1,500
3.	07500—Roofer Temporary Patching Allowance		$1,200
4.	09250—GWB Allowances		$51,000
	• 09250—GWB Premium Time Allowance	$25,000
	• 09250—GWB Carpenter Allowance	$5,000
	• 09250—GWB Laborer Allowance	$5,000
	• 09250—GWB Temporary Protection Allowance	$3,000
	• 09250—GWB Roof Wood Blocking	$3,000
	• 09250—Acoustical Ceiling System Allowance	$10,000
5.	09965—Flooring Flash Patch Allowance		$1,000
6.	09900—Painting Touch-up Allowance		$5,000
7.	12345—Exist. Fume Hood Velocity Monitors & Fascia		$5,300
8.	15500—Mechanical Allowances		$30,000
	• 15500—Mechanical Premium Time Allowance	$25,000
	• 15500—Mechanical Relocation of Existing Allowance	$5,000
9.	16000—Electrical Allowances		$20,000
	• 16000—Electrical Premium Time Allowance	$15,000
	• 16000—Electrical Relocation of Existing Allowance	$5,000

Total Allowances:			$118,000

1

EXHIBIT "C"

[IMMUNICON LOGO]

ASSUMPTIONS & CLARIFICATIONS

1.
This GMP assumes a start date of construction of Phase I on 12-09-02, and a start date of construction of Phase II on 12-23-02, assuming a permit by that date. The overall project will be complete on 06-25-02, per the attached schedule with phasing.

2.
The GMP is based on the attached document list as further clarified by the detailed trade estimate and these assumptions and clarifications. In the event of a discrepancy, this GMP document shall take precedence over the design documents.

3.
The GMP does not include the cost of a performance and payment bond for Turner.

4.
A 6% Pennsylvania sales tax on material purchases has been included. Any change in these rates or any new taxes, which result in an increase cost to Turner shall result in an increase to the GMP.

5.
The schedule and GMP are based on the Architect reviewing, approving and returning all submittals within a maximum of five working days, and all questions be answered within two working days. Some special submittals will require two day turn around.

6.
Asbestos, mold, and hazardous waste removal, handling, encapsulation or disposal is not included in the GMP. Also not included are temporary partitions, dust control, wash down areas, and any other costs related to the asbestos and hazardous waste removal process. Removal of PCB transformers is also not included. We have not allowed for work stoppages and remobilization due to the discovery or removal of any hazardous waste.

7.
All steel, concrete, fireproofing or any other testing/ inspection services are to be provided by the Owner and therefore, are not included in this GMP.

8.
Modifications to the existing facility to comply with current codes are not included beyond those shown on the design documents.

9.
We assume that where we are tying into existing structures, that the structure can support additional load and that modifications to the existing structure, other than those indicated on the drawings, will not be required.

10.
We assume that the construction will take place during normal and off-hour working hours, based on the Owner's occupancy and /or need for occupancy of a particular room or area. The Subcontractors who will be performing work during off-hour working hours will utilize premium time allowances.

11.
No cost or schedule impact has been included for correcting work damaged by trades not under control of Turner; such as the Owners subcontractors, vendors, building maintenance, building occupants, etc.

12.
This GMP does not included cleaning labor, protection and dumpsters for the Owner's subcontractors or vendors.

13.
The GMP assumes that work performed by the Owner and the Owner's subcontractors or vendors will be done in a timely fashion and will not interfere with the construction or delay the project.

14.
One unified architectural, mechanical, and electrical punchlist will be provided by the Architect and Owner. This will be prepared on a phase-by-phase basis prior to the Owner move-in into that phase.

1

15.
As each phase is substantially complete, it is assumed that the Owner will accept and operate each building system. It is also assumed that all warranties will be started at the end of the project.

16.
DELETED.

17.
The GMP does not include normal Owner expenses such as: building permits, consultant fees, architectural and engineering fess, builders risk insurance, Owner relocation costs, move-in costs, FF & E (unless noted otherwise), Owner project contingency, Owner's legal fees, blueprinting, artwork, interior and exterior signage, PC's, telephones, audio visual, copier costs, furniture, window treatments, testing and inspections, etc.

18.
The GMP does not include any correction of existing deficiencies within the project limits, unless otherwise stated within the GMP.

19.
The GMP does not include the cost of site watchman services.

20.
The GMP does not include providing review, approval and acceptance of the engineering design and guarantee that the engineering design will provide a functioning facility.

21.
The GMP does not include any work with the validation of process equipment or systems.

22.
The GMP does not include metal lockers, benches and toilet accessories.

23.
The GMP does not include code signage within the project limits.

24.
The approximate direct construction costs for Phase I is equal to $20,425.

25.
The phasing is defined as follows, reference Drawing MPP1.00, Master Phasing Plan:

Phase I:	Rooms 229 (O), 230 (O), 250 (O), and Door 1-254.
Phase II:	Rooms 134 (O), 135 (A), 136 (O), 137 (O), 138 (A), Cubicle 140 thru 145 Area (A), Corridor B (A), Exterior Scope (O).
Phase III:	Rooms 100 (A), 107 (A), 112 (A), 113 (A), 114 (A), 116 (A), 122 (O), 123 (O), 124 (O), Open Area at 124 (O), Corridor C (A).
Phase IV:	Rooms 103 (A), 104 (O), 105 (A), 106 (A), 148 (A), 164 (A), 166 (O), 168 (A), 169 (O), 170 (A), Corridor A (A), Corridor B (A), Misc. Electric Scope (A).
Phase V:	Rooms 246 (O), 247 (A), 264 (O).
Phase VI:	Rooms 101 (O), 102 (O).
(O)-	"Open" means the space will be turned over for construction and no Owner personnel will require access to this space.
(A)-	"Active" means the Owner requires access to this space and will be utilizing this space on a daily basis throughout construction.

02800—Site Improvements

1.
The GMP includes the concrete information and detail per Request for Information Response for RFI No. 2, dated 10-18-02.

2

02315—Excavation & Fill:

1.
The Excavation and Fill scope is to be included under Specification Section 03311—Foundation—Concrete, which includes exterior and interior work, as well as the underground plumbing excavation and fill.

03311—Foundation—Concrete:

1.
The GMP includes the concrete information and detail per Request for Information Response for RFI No. 2, dated 10-18-02.

2.
The GMP includes the foundation detail per Request for Information Response for RFI No. 3, dated 10-18-02.

05120—Structural Steel:

1.
The GMP includes the structural steel information per Request for Information Response for RFI No. 3, dated 10-18-02.

06100—Miscellaneous Carpentry:

1.
The GMP includes two framed openings as per Detail 7/S-1.

08111—Standard Steel Doors and Frames; and Door Hardware:

1.
The GMP includes the door, frame and hardware information and detail per Request for Information Response for RFI No. 4, dated 10-14-02.

2.
The GMP includes Door 1-117, inactive leaf, and Door 1-229, which are to be split (dutch) doors.

3.
The GMP includes pricing, based on the Project Schedule, for expediting doors, frames, and hardware for Door 1-229 and Door 2-137.

4.
The GMP includes Door 1-104 and Door 1-106 revisions per Sketch, SK-028, dated 12-06-02.

08800—Glass & Glazing:

1.
The GMP includes the door, frame and hardware information and detail per Request for Information Response for RFI No. 4, dated 10-14-02.

2.
The GMP includes a new window unit in Room 138, as per Sketch, SK-021, dated 10-23-02.

08330—Overhead Coiling Doors:

1.
The GMP does not include Overhead Coiling Doors, which was deleted by Immunicon.

09250—Gypsum Drywall:

1.
The GMP does not include lockers, which was deleted by Immunicon.

2.
The GMP includes the information on the lockers and the partitions located at the lockers per Request for Information Response for RFI No. 1, dated 10-16-02.

3.
The GMP includes the door, frame and hardware information and detail per Request for Information Response for RFI No. 4, dated 10-14-02.

4.
The GMP includes Door 1-117, inactive leaf, and Door 1-229, which are to be split (dutch) doors.

3

5.
Furnish, installing and removing temporary protection, including barn type door in Corridor E, a plastic sheathing framed temporary wall in Room 100 and plastic sheathing throughout as required.

6.
The GMP includes Door 1-104 and Door 1-106 revisions per Sketch, SK-028, dated 12-06-02.

09330—Ceramic Tile:

1.
The GMP excludes ceramic tile.

09511—Acoustical Panel Ceilings:

1.
The GMP includes Armstrong #414 Retention Clips within Rooms which are serviced by AHU-1.

2.
Removal to dumpster of all existing fiberglass insulation above the existing acoustical ceiling tile system within the work areas.

09965—Resilient Flooring:

1.
The GMP is based on, per Immunicon acceptance of Deduct Alternate No.1, replacing the specified sheet vinyl flooring with FLEXCO static dissipative ESD control solid vinyl tile 12"x12"x 1/8" gauge; color: steel gray and vinyl cove base system.

09680—Carpet:

1.
The GMP includes removal and reuse of the existing carpet within Building No. 1 and new carpet at the required areas in Building No. 2.

2.
The GMP includes new carpet to be installed in Room 229.

10425—Signs:

1.
Room identification signage is not included within the GMP.

12345—Laboratory Furniture / Fume Hoods:

1.
The GMP does not include this scope of work, per Immunicon. Immunicon will contract directly to Nu-Lab, Jamestown Casework, to perform the Fume Hood and Laboratory Casework Scope of Work. Turner will coordinate the scope requirements.

15300—Plumbing:

1.
The required fixtures are furnished by the Lab Furniture Subcontractor and installed by The Mechanical Subcontractor.

15500—HVAC:

1.
The mechanical scope includes installing all new ductwork, prior to performing any demolition. In addition, the air supply/ return for the "active" spaces will not be disrupted during construction.

2.
Ionized water system is not included within this GMP. This scope will be performed by a previously contracted vendor directly for Immunicon.

3.
The GMP includes the information on DI water supply to the new humidifier supply water requirement, per Request for Information Response for RFI No. 7, dated 11-22-02.

4.
The GMP includes the piping requirements from the DI water supply by Immunicon's vendor to Room 114 to the new humidifier to be located within Room 114.

4

16000—Electrical:

1.
Security System scope is based on the Honeywell Proposal dated 09-10-02 and the Contract Documents. The GMP includes the Honeywell cost of $24,975.

2.
The Electrical Scope assumes that the existing CT Cabinets are the correct size to new 800:5 CTS. The GMP does not include new cabinets.

3.
The GMP includes furnishing and installing a re-built 200amp/ 3 pole circuit breaker, to match the existing system, for the new Panel RP8.

4.
The GMP includes the information on CTS cabinet sizes, per Request for Information Response for RFI No. 5, dated 11-12-02.

5.
The GMP includes the information on circuit breaker for new Panel RP8, per Request for Information Response for RFI No. 6, dated 11-12-02.

5

AIA Document A121/CMc and AGC Document 565
Standard Form of Agreement Between
Owner and Construction Manager
where the Construction Manager is also
THE CONSTRUCTOR
1991 Edition—Electronic Format

AGREEMENT
made as of the 13th day of September in the year of 2002
(In words, indicate day, month and year)

BETWEEN the Owner:
 (Name and address)
Immunicon Corporation
3401 Masons Mill Road
Huntingdon Valley, PA 19006-3574

and the Construction Manager:
 (Name and address)
Turner Construction Company
1800 JFK Boulevard, Suite 1200
Philadelphia, PA 19103

The Project is:
 (Name, address and brief description)
Immunicon Building 1 & 2 Renovations #8503
3401 Masons Mill Road
Huntingdon Valley, PA 19006-3574

The Architect is:
 (Name and address)
Johnsrud Associates
5 Neshaminy Interplex
Trevose, PA 19053

The Owner and Construction Manager agree as set forth below.

1

ARTICLE 1 GENERAL PROVISIONS
	1.1	Relationship of Parties
	1.2	General Conditions
ARTICLE 2 CONSTRUCTION MANAGER'S RESPONSIBILITIES
	2.1	Preconstruction Phase
	2.2	Guaranteed Maximum Price Proposal and Contract Time
	2.3	Construction Phase
	2.4	Professional Services
	2.5	Unsafe Materials
ARTICLE 3 OWNER'S RESPONSIBILITIES
	3.1	Information and Services
	3.2	Owner's Designated Representative
	3.3	Architect
	3.4	Legal Requirements
ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRE-CONSTRUCTION PHASE SERVICES
	4.1	Compensation
	4.2	Payments
ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES
	5.1	Compensation
	5.2	Guaranteed Maximum Price
	5.3	Changes in the Work
ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE
	6.1	Costs To Be Reimbursed
	6.2	Costs Not To Be Reimbursed
	6.3	Discounts, Rebates and Refunds
	6.4	Accounting Records
ARTICLE 7 CONSTRUCTION PHASE
	7.1	Progress Payments
	7.2	Final Payment
ARTICLE 8 INSURANCE AND BONDS
	8.1	Insurance Required of the Construction Manager
	8.2	Insurance Required of the Owner
	8.3	Performance Bond and Payment Bond
ARTICLE 9 MISCELLANEOUS PROVISIONS
	9.1	Dispute Resolution for the Preconstruction Phase
	9.2	Dispute Resolution for the Construction Phase
	9.3	Other Provisions
ARTICLE 10 TERMINATION OR SUSPENSION
	10.1	Termination Prior to Establishing Guaranteed Maximum Price
	10.2	Termination Subsequent to Establishing Guaranteed Maximum Price
	10.3	Suspension
ARTICLE 11 OTHER CONDITIONS AND SERVICES
Attachments:		AMENDMENT NO. 1 to Agreement Between Owner and Construction Manager

2

Standard Form of Agreement Between Owner and Construction
Manager Where the Construction Manager is also the Constructor

ARTICLE 1
GENERAL PROVISIONS

1.1   RELATIONSHIP OF PARTIES

        The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager's reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager's best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project.

1.2   GENERAL CONDITIONS

        For the Construction Phase, the General Conditions of the Contract shall be the 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, which is incorporated herein by reference. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, AIA Document A201 shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term "Contractor" as used in AIA Document A201 shall mean the Construction Manager.

ARTICLE 2
CONSTRUCTION MANAGER'S
RESPONSIBILITIES

        The Construction Manager shall perform the services described in this Article. The services to be provided under Paragraphs 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases shall proceed concurrently.

2.1   PRECONSTRUCTION PHASE

2.1.1 PRELIMINARY EVALUATION

        The Construction Manager shall provide a preliminary evaluation of the Owner's program and Project budget requirements, each in terms of the other.

2.1.2 CONSULTATION

        The Construction Manager with the Architect shall jointly schedule and attend regular meetings with the Owner and Architect. The Construction Manager shall consult with the Owner and Architect regarding site use and improvements, and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost including estimates of alternative designs or materials, preliminary budgets and possible economies.

3

2.1.3 PRELIMINARY PROJECT SCHEDULE

        When Project requirements described in Subparagraph 3.1.1 have been sufficiently identified, the Construction Manager shall prepare, and periodically update, a preliminary Project schedule for the Architect's review and the Owner's approval. The Construction Manager shall obtain the Architect's approval of the portion of the preliminary Project schedule relating to the performance of the Architect's services. The Construction Manager shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner, Architect and Construction Manager. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Guaranteed Maximum Price proposal, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead time procurement, Owner's occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

2.1.4 PHASED CONSTRUCTION

        The Construction Manager shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.

2.1.5 PRELIMINARY COST ESTIMATES

        2.1.5.1 When the Owner has sufficiently identified the Project requirements and the Architect has prepared other basic design criteria, the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.

        2.1.5.2 When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare for the review of the Architect and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

        2.1.5.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare a detailed estimate with supporting data for review by the Architect and approval by the Owner. During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

        2.1.5.4 If any estimate submitted to the Owner exceeds previously approved estimates or the Owner's budget, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

2.1.6 SUBCONTRACTORS AND SUPPLIERS

        The Construction Manager shall seek to develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such

4

subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier.

2.1.7 LONG-LEAD TIME ITEMS

        The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-lead time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead time items are procured by the Owner, they shall be procured on terms and conditions acceptable to the Construction Manager. Upon the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite the delivery of long-lead time items.

2.1.8 EXTENT OF RESPONSIBILITY

        The Construction Manager does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Owner and the Owner's professional consultant. It is not the Construction Manager's responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

2.1.9 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

        The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.

2.2   GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME

        2.2.1 When the Drawings and Specifications are sufficiently complete, the Construction Manager shall propose a Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work and the Construction Manager's Fee.

        2.2.2 As the Drawings and Specifications may not be finished at the time the Guaranteed Maximum Price proposal is prepared, the Construction Manager shall provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

        2.2.3 The estimated Cost of the Work shall include the Construction Manager's contingency, a sum established by the Construction Manager for the Construction Manager's exclusive use to cover costs arising under Subparagraph 2.2.2 and other costs which are properly reimbursable as Cost of the Work but not the basis for a Change Order.

5

2.2.4 BASIS OF GUARANTEED MAXIMUM PRICE

        The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:

  .1
  A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.

  .2
  A list of allowances and a statement of their basis.

  .3
  A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

  .4
  The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the fee that comprise the Guaranteed Maximum Price.

  .5
  The Date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based.

        2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis or both.

        2.2.6 Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies the Construction Manager, the Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.

        2.2.7 Prior to the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.

        2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and its basis shall be set forth in Amendment No.1. The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents and the date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

        2.2.9 The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

        2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.

6

2.3   CONSTRUCTION PHASE

2.3.1 GENERAL

        2.3.1.1 The Construction Phase shall commence on the earlier of:

          (1)   the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

          (2)   the Owner's first authorization to the Construction Manager to:

            (a)   award a subcontract, or

            (b)   Undertake construction Work with the Construction Manager's own forces, or

            (c)   issue a purchase order for materials or equipment required for the Work.

2.3.2 ADMINISTRATION

        2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager's own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner shall then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.

        2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (1) is recommended to the Owner by the Construction Manager; (2) is qualified to perform that portion of the Work; (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

        2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Subparagraphs 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

        2.3.2.4 The Construction Manager shall schedule and conduct meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes.

        2.3.2.5 Promptly after the Owner's acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Paragraph 3.10 of AIA Document A201, including the Owner's occupancy requirements.

        2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work

7

accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.

        2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

2.4   PROFESSIONAL SERVICES

        The Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering, unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Construction Manager has specifically agreed in writing to provide such services. In such event, the Construction Manager shall cause such services to be performed by appropriately licensed professionals.

2.5   UNSAFE MATERIALS

        In addition to the provisions of Paragraph 10.1 in AIA Document A201, if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered but not created on the site by the Construction Manager, the Construction Manager shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. The Owner, Construction Manager and Architect shall then proceed in the same manner described in Subparagraph 10.1.2 of AIA Document A201. The Owner shall be responsible for obtaining the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Construction Manager and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Construction Manager and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Construction Manager and Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Construction Manager or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Construction Manager and Architect have no reasonable objection.

ARTICLE 3
OWNER'S RESPONSIBILITIES

3.1   INFORMATION AND SERVICES

        3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

        3.1.2 The Owner, upon written request from the Construction Manager, shall furnish evidence of Project financing prior to the start of the Construction Phase and from time to time thereafter as the Construction Manager may request. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work.

        3.1.3 The Owner shall establish and update an overall budget for the Project, based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

8

3.1.4 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS

        In the Preconstruction Phase, the Owner shall furnish the following with reasonable promptness and at the Owner's expense, and the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Clauses 3.1.4.1 through 3.1.4.4 except to the extent that the Construction Manager knows of any inaccuracy:

        3.1.4.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.

        3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

        3.1.4.3 The services of geotechnical engineers when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

        3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

        3.1.4.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager.

3.2   OWNER'S DESIGNATED REPRESENTATIVE

        The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager.

3.3   ARCHITECT

        The Owner shall retain an Architect to provide the Basic Services, including normal structural, mechanical and electrical engineering services, other than cost estimating services, described in the edition of AIA Document B141 current as of the date of this Agreement. The Owner shall authorize and cause the Architect to provide those Additional Services described in AIA Document B141 requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shall be provided in accordance with time schedules agreed to by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner's Agreement with the Architect, from which compensation provisions may be deleted.

9

3.4   LEGAL REQUIREMENTS

        The Owner shall determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and services required under Paragraph 3.1.

ARTICLE 4
COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

        The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:

4.1   COMPENSATION

        4.1.1 For the services described in Paragraphs 2.1 and 2.2 the Construction Manager's compensation shall be calculated as follows:
 (State basis of compensation, whether a stipulated sum, multiple of Direct Personnel Expense, actual cost, etc. Include a statement of reimbursable cost items as applicable.)
None

        4.1.2 Compensation for Preconstruction Phase services shall be equitably adjusted if such services extend beyond from the date of this Agreement or if the originally contemplated scope of services is significantly modified.

        4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Construction Manager's personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

4.2   PAYMENTS

        4.2.1 Payments shall be made monthly following presentation of the Construction Manager's invoice and, where applicable, shall be in proportion to services performed.

        4.2.2 Payments are due and payable thirty (30) days from the date the Construction Manager's invoice is received by the Owner. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
 (Insert rate of interest agreed upon.)

        (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Construction Manager's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

10

ARTICLE 5
COMPENSATION FOR CONSTRUCTION PHASE SERVICES

        The Owner shall compensate the Construction Manager for Construction Phase services as follows:

5.1   COMPENSATION

        5.1.1 For the Construction Manager's performance of the Work as described in Paragraph 2.3, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Construction Manager's Fee determined as follows:
 (State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager's Fee, and explain how the Construction Manager's Fee is to be adjusted for changes in the Work.)3.5% of Total Cost of the Work, but no less than (3.5% of $2,000,000) $70,000.

5.2   GUARANTEED MAXIMUM PRICE

        5.2.1 The sum of the Cost of the Work and the Construction Manager's Fee are guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner.
 (Insert specific provisions if the Construction Manager is to participate in any savings.)

5.3   CHANGES IN THE WORK

        5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Subparagraph 7.3.3 of AIA Document A201.

        5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of AIA Document A201 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of AIA Document A201 shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

        5.3.3 In calculating adjustments to the Contract, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201 shall mean the Cost of the Work as defined in Article 6 of this Agreement and the terms "and a reasonable allowance for overhead and profit" shall mean the Construction Manager's Fee as defined in Subparagraph 5.1.1 of this Agreement.

        5.3.4 If no specific provision is made in Subparagraph 5.1.1 for adjustment of the Construction Manager's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Subparagraph 5.1.1 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager's Fee shall be equitably adjusted on the basis of the fee established for the original Work.

ARTICLE 6
COST OF THE WORK FOR CONSTRUCTION PHASE

6.1   COSTS TO BE REIMBURSED

        6.1.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those

11

customarily paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6.

6.1.2 LABOR COSTS

  .1
  Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

  .2
  Wages or salaries of the Construction Manager's supervisory and administrative personnel when stationed at the site with the Owner's agreement.
   (If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager's principal office or offices other than the site office shall be included in the Cost of the Work, such personnel shall be identified below.)

  The following Turner Staff and Rates were agreed to be:
Operations Manager	$86.00/Hour
Project Manager	$83.00/Hour
Preconstruction Manager	$76.00/Hour
Safety Engineer (TBD)	$54.00/Hour
Accounting/Cost	$65.00/Hour
Administrative	$32.00/Hour

            /s/                        12/30/02

  .3
  Wages and salaries of the Construction Manager's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

  .4
  Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Clauses 6.1.2.1 through 6.1.2.3.

6.1.3 SUBCONTRACT COSTS

        Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.

6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

  .1
  Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

  .2
  Costs of materials described in the preceding Clause 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

  .1
  Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily

12

    owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

  .2
  Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

  .3
  Costs of removal of debris from the site.

  .4
  Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

  .5
  That portion of the reasonable travel and subsistence expenses of the Construction Manager's personnel incurred while traveling in discharge of duties connected with the Work.

6.1.6 MISCELLANEOUS COSTS

  .1
  That portion directly attributable to this Contract of premiums for insurance and bonds.
   (If charges for self insurance are to be included, specify the basis of reimbursement.)

  .2
  Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.

  .3
  Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.

  .4
  Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other than that for which payment is permitted by Clause 6.1.8.2.

  .5
  Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Construction Manager's Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201 or other provisions of the Contract Documents.

  .6
  Data processing costs related to the Work.

  .7
  Deposits lost for causes other than the Construction Manager's negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

  .8
  Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner's written permission, which permission shall not be unreasonably withheld.

  .9
  Expenses incurred in accordance with the Construction Manager's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations.

13

6.1.7 OTHER COSTS

  .1
  Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK

        The Cost of the Work shall also include costs described in Subparagraph 6.1.1 which are incurred by the Construction Manager:

  .1
  In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of AIA Document A201.

  .2
  In repairing or correcting damaged or nonconforming Work executed by the Construction Manager or the Construction Manager's Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement of the Construction Manager or the Construction Manager's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Construction Manager, or the failure of the Construction Manager's personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers.

        6.1.9 The costs described in Subparagraphs 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of AIA Document A201 or other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Paragraph 6.2.

6.2   COSTS NOT TO BE REIMBURSED

        6.2.1 The Cost of the Work shall not include:

  .1
  Salaries and other compensation of the Construction Manager's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Clauses 6.1.2.2 and 6.1.2.3.

  .2
  Expenses of the Construction Manager's principal office and offices other than the site office except as specifically provided in Paragraph 6.1.

  .3
  Overhead and general expenses, except as may be expressly included in Paragraph 6.1.

  .4
  The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work.

  .5
  Rental costs of machinery and equipment, except as specifically provided in Subparagraph 6.1.5.2.

  .6
  Except as provided in Clause 6.1.8.2, costs due to the negligence of the Construction Manager or to the failure of the Construction Manager to fulfill a specific responsibility to the Owner set forth in this Agreement.

  .7
  Costs incurred in the performance of Preconstruction Phase Services.

  .8
  Except as provided in Clause 6.1.7.1, any cost not specifically and expressly described in Paragraph 6.1.

  .9
  Costs which would cause the Guaranteed Maximum Price to be exceeded.

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6.3   DISCOUNTS, REBATES AND REFUNDS

        6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (i) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.

        6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Subparagraph 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

6.4   ACCOUNTING RECORDS

        6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 7
CONSTRUCTION PHASE

7.1   PROGRESS PAYMENTS

        7.1.1 Based upon Applications for Payment submitted to the Architect by the Construction Manager and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

        7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows

        7.1.3 Provided an Application for Payment is received by the Architect not later than the 25th day of a month, the Owner shall make payment to the Construction Manager not later than the 25th day of the next month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than 30 days after the Architect receives the Application for Payment.

        7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

        7.1.5 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the

15

Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Construction Manager's Applications for Payment.

        7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (i) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

        7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

  .1
  Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of AIA Document A201, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

  .2
  Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

  .3
  Add the Construction Manager's Fee, less retainage of zero percent (0%). The Construction Manager's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph 5.1.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Subparagraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

  .4
  Subtract the aggregate of previous payments made by the Owner.

  .5
  Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Subparagraph 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

  .6
  Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201.

        7.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retention of not less than ten percent (10%). The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts.

        7.1.9 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

        7.1.10 In taking action on the Construction Manager's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 7.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Construction

16

Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

7.2   FINAL PAYMENT

        7.2.1 Final payment shall be made by the Owner to the Construction Manager when (1) the Contract has been fully performed by the Construction Manager except for the Construction Manager's responsibility to correct nonconforming Work, as provided in Subparagraph 12.2.2 of AIA Document A201, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

        7.2.2 The amount of the final payment shall be calculated as follows:

  .1
  Take the sum of the Cost of the Work substantiated by the Construction Manager's final accounting and the Construction Manager's Fee; but not more than the Guaranteed Maximum Price.

  .2
  Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of AIA Document A201 or other provisions of the Contract Documents.

  .3
  Subtract the aggregate of previous payments made by the Owner.

        If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.

        7.2.3 The Owner's accountants will review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Architect by the Construction Manager. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Subparagraph 7.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager, or notify the Construction Manager and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of AIA Document A201. The time periods stated in this Paragraph 7.2 supersede those stated in Subparagraph 9.4.1 of AIA Document A201.

        7.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9 without a further decision of the Architect. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager's receipt of a copy of the Architect's final Certificate for Payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect's final Certificate for Payment.

        7.2.5 If, subsequent to final payment and at the Owner's request, the Construction Manager incurs costs described in Paragraph 6.1 and not excluded by Paragraph 6.2 (1) to correct nonconforming Work, or (2) arising from the resolution of disputes, the Owner shall reimburse the Construction Manager such costs and the Construction Manager's Fee, if any, related thereto on the same basis as if

17

such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.

ARTICLE 8
INSURANCE AND BONDS

8.1   INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER

        During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Paragraph 11.1 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

        8.1.1 Workers' Compensation and Employers' Liability meeting statutory limits mandated by State and Federal laws. If (1) limits in excess of those required by statute are to be provided or (2) the employer is not statutorily bound to obtain such insurance coverage or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:
 Additional Insured to be: Immunicon Corporation (Tenant); Masons Mill Partners, LP (Owner); Woodmount Company (Property Management)

        8.1.2 Commercial General Liability including coverage for Premises-Operations, Independent Contractors' Protective, Products-Completed Operations, Contractual Liability, Personal Injury, and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards)

$2,000,000	Each Occurrence
$2,000,000	General Aggregate
$2,000,000	Personal and Advertising Injury
$8,000,000	Products-Completed Operations Aggregate
  .1
  The policy shall be endorsed to have the General Aggregate apply to this Project only.

  .2
  Products and Completed Operations insurance shall be maintained for a minimum period of at least two (2) year(s) after either 90 days following Substantial Completion or final payment, whichever is earlier.

  .3
  The Contractual Liability insurance shall include coverage sufficient to meet the obligations in AIA Document A201 under Paragraph 3.18.

        8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage:

$2,000,000	Each Accident

        8.1.4 Other coverage:
 (If Umbrella Excess Liability coverage is required over the primary insurance or retention, insert the coverage limits. Commercial General Liability and Automobile Liability limits may be attained by individual policies or by a combination of primary policies and Umbrella and/or Excess Liability policies.)

8.2   INSURANCE REQUIRED OF THE OWNER

        During both phases of the Project, the Owner shall purchase and maintain liability and property insurance, including waivers of subrogation, as set forth in Paragraphs 11.2 and 11.3 of AIA Document

18

A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

        8.2.1 Property Insurance:

$0	Deductible Per Occurrence
$0	Aggregate Deductible

        8.2.2 Boiler and Machinery insurance with a limit of:

$Contract Value

(If not a blanket policy, list the objects to be insured.)

8.3   PERFORMANCE BOND AND PAYMENT BOND

        8.3.1 The Construction Manager ("shall not") furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder. Bonds may be obtained through the Construction Manager's usual source and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to percent () of the Contract Sum.

        8.3.2 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site.

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1   DISPUTE RESOLUTION FOR THE PRECONSTRUCTION PHASE

        9.1.1 Claims, disputes or other matters in question between the parties to this Agreement which arise prior to the commencement of the Construction Phase or which relate solely to the Preconstruction phase services of the construction Manager or to the Owner's obligations to the Construction Manager during the Preconstruction Phase, shall be resolved by mediation or by arbitration.

        9.1.2 Any mediation conducted pursuant to this Paragraph 9.1 shall be held in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. Any demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

        9.1.3 Any claim, dispute or other matter in question not resolved by mediation shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

        9.1.4 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration may be made concurrently with a demand for mediation and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

        9.1.5 No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or

19

consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, owner, Construction Manager and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Construction Manager, a separate contractor as described in Article 6 of AIA Document A201 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner or Construction Manager or a separate contractor as described in Article 6 of AIA Document A201 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute agreement to arbitration of a dispute not described in such consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity dully consented to by parties to this Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

        9.1.6 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

9.2   DISPUTE RESOLUTION FOR THE CONSTRUCTION PHASE

        9.2.1 Any other claim, dispute or other matter in question arising out of or related to this Agreement or breach thereof shall be settled in accordance with Article 4 of AIA Document A201, except that in addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise. Any mediation arising under this paragraph shall be conducted in accordance with the provisions of Subparagraphs 9.1.2 and 9.1.3.

9.3   OTHER PROVISIONS

        9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction.

9.3.2 EXTENT OF CONTRACT

        This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

9.3.3 OWNERSHIP AND USE OF DOCUMENTS

        The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager, subcontractors, Sub-subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner and Architect. The Construction Manager, subcontractors, sub-subcontractors and suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents.

20

9.3.4 GOVERNING LAW

        The Contract shall be governed by the law of the place where the Project is located.

9.3.5 ASSIGNMENT

        The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

ARTICLE 10
TERMINATION OR SUSPENSION

10.1 TERMINATION PRIOR TO ESTABLISHING GUARANTEED MAXIMUM PRICE

        10.1.1 Prior to execution by both parties of Amendment No. 1 establishing the Guaranteed Maximum Price, the Owner may terminate this Contract at any time without cause, and the Construction Manager may terminate this Contract for any of the reasons described in Subparagraph 14.1.1 of AIA Document A201.

        10.1.2 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 prior to commencement of the Construction Phase, the Construction Manager shall be equitably compensated for Preconstruction Phase services performed prior o receipt of notice of termination; provided, however, that the compensation for such services shall not exceed the compensation set forth in Subparagraph 4.1.1.

        10.1.3 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 after commencement of the Construction Phase, the Construction Manager shall, in addition to the compensation provided in Subparagraph 10.1.2, be paid an amount calculated as follows:

  .1
  Take the Cost of the Work incurred by the Construction Manager.

  .2
  Add the Construction Manager's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

  .3
  Subtract the aggregate of previous payments made by the Owner on account of the Construction Phase.

        The Owner shall also pay the Construction Manager fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Construction Manager which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Clause 10.1.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Construction Manager shall, as a condition of receiving the payments referred to in this Article 10, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Construction Manager, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Construction Manager under such subcontracts or purchase orders.

21

        Subcontracts, purchase orders and rental agreements entered into by the Construction Manager with the Owner's written approval prior to the execution of Amendment No. 1 shall contain provisions permitting assignment to the Owner as described above. If the Owner accepts such assignment, the Owner shall reimburse or indemnify the Construction Manager with respect to all costs arising under the subcontract, purchase order or rental agreement except those which would not have been reimbursable as Cost of the Work if the contract had not been terminated. If the Owner elects not to accept the assignment of any subcontract, purchase order or rental agreement which would have constituted a Cost of the Work had this agreement not been terminated, the Construction Manager shall terminate such subcontract, purchase order or rental agreement and the Owner shall pay the Construction Manager the costs necessarily incurred by the Construction Manager by reason of such termination.

10.2 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE

        Subsequent to execution by both parties of Amendment No. 1, the Contract may be terminated as provided in Article 14 of AIA Document A201.

        10.2.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would have been entitled to receive pursuant to Subparagraphs 10.1.2 and 10.1.3 of this Agreement.

        10.2.2 In the event of such termination by the Construction Manager, the amount to be paid to the Construction Manager under Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would be entitled to receive under Subparagraphs 10.1.2 or 10.1.3 above, except that the Construction Manager's Fee shall be calculated as if the Work had been fully completed by the Construction Manager, including a reasonable estimate of the Cost of the Work for Work not actually completed.

10.3 SUSPENSION

        The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Subparagraph 14.3.2 of AIA Document A201 except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Construction Manager's Fee as described in Subparagraphs 5.1.1 and 5.3.4 of this Agreement.

ARTICLE 11
OTHER CONDITIONS AND SERVICES

        This Agreement entered into as of the day and year first written above.

OWNER IMMUNICON CORPORATION		CONSTRUCTION MANAGER TURNER CONSTRUCTION COMPANY
BY:	/s/ JAMES G. MURPHY	BY:	/s/ BENJAMIN H. KAPLAN Benjamin H. Kaplan
DATE	December 30, 2002	DATE	1/2/02
ATTEST	/s/ [ILLEGIBLE]	ATTEST	/s/ CAROL HARTNETT

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1997 Edition—Electronic Format

General Conditions of the Contract for Construction

TABLE OF ARTICLES

1.	GENERAL PROVISIONS
2.	OWNER
3.	CONTRACTOR
4.	ADMINISTRATION OF THE CONTRACT
5.	SUBCONTRACTORS
6.	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
7.	CHANGES IN THE WORK
8.	TIME
9.	PAYMENTS AND COMPLETION
10.	PROTECTION OF PERSONS AND PROPERTY
11.	INSURANCE AND BONDS
12.	UNCOVERING AND CORRECTION OF WORK
13.	MISCELLANEOUS PROVISIONS
14.	TERMINATION OR SUSPENSION OF THE CONTRACT

INDEX

Acceptance of Nonconforming Work
9.6.6, 9.9.3, 12.3
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10 3.12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
4.2.3, 10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1, 9.5.1, 10.2.5, 13.4.2, 13.7, 14.1
Addenda
1.1.1,3.11
Additional Costs, Claims for
4.4.4, 4.3.5, 4.3.6, 6.1.1, 10.3
Additional Inspections and Testing
9.8.3, 12.2.1, 13.5
Additional Time, Claims for
4.3.4, 4.3.7, 8.3.2
ADMINISTRATION OF THE CONTRACT
3.1.3, 4.9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13, 4.5.1
Allowances
3.8
All-risk Insurance
11.4.1.1

Applications for Payment
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5,
9.10, 11.1.3, 14.2.4, 14.4.3
Approvals
2.4, 3.1.3, 3.5, 3.10.2, 3.12, 4.2.7, 9.3.2, 13.4.2, 13.5
Arbitration
4.3.3, 4.4, 4.5.1, 4.5.2, 4.6, 8.3.1, 9.7.1, 11.4.9, 11.4.10
Architect
4.1
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4, 3.12.7, 4.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility
2.1.1, 3.3.3, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.4, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect's Additional Services and Expenses
2.4, 11.4.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect's Administration of the Contract
3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5
Architect's Approvals
2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Architect's Authority to Reject Work
3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright
1.6
Architect's Decisions
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Architect's Inspections
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect's Instructions
3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2
Architect's Interpretations
4.2.11, 4.2.12, 4.3.6
Architect's Project Representative
4.2.10
Architect's Relationship with Contractor
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Architect's Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.4.7
Architect's Representations
9.4.2, 9.5.1, 9.10.1
Architect's Site Visits
4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1

Attorneys' Fees
3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basis Definitions
1.1
Bidding Requirements
1.1.1, 1.1.7, 5.2.1, 11.5.1
Boiler and Machinery Insurance
11.4.2
Bonds, Lien
9.10.2
Bonds, Performance, and payment
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5
Certificates for Payment
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 4.3.4, 4.3.9, 5.2.3, 7.1, 7.2, 7.3, 8.3.1, 9.3.11, 9.10.3, 11.4.1.2, 11.4.4, 11.4.9, 12.1.2
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 11.4.9
Claim, Definition of
4.3.1
Claims and Disputes
3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3, 9.10.4, 10.3.3
Claims and Timely Assertion of Claims
4.6.5
Claims for Additional Cost
3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2
Claims for Additional Time
3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2
Claims for Concealed or Unknown Conditions
4.3.4
Claims for Damages
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Claims Subject to Arbitration
4.4.1, 4.5.1, 4.6.1

Cleaning Up
3.15, 6.3
Commencement of Statutory Limitation Period
13.7
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.4.1, 11.4.6, 11.5.1
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, 4.2.4
Completion, Conditions Relating to
1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2, 12.2, 13.7
Compliance with Laws
1.6.1, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6.4, 4.6.4, 9.6.4, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions
4.3.4, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 1.1.7, 6.1.1, 6.1.4
Consent, Written
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, 6
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.12.8, 4.2.8, 4.3.9, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor's
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
4.3.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.4.9, 14
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1
Contract Documents, The
1.1, 1.2
Contract Documents, Copies Furnished and Use of
1.6, 2.2.5, 5.3

Contract Documents, Definition of
1.1.1
Contract Sum
3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.4.1, 14.2.4, 14.3.2
Contract Sum, Definition of
9.1
Contract Time
4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1.1, 8.2, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 14.3.2
Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2
Contractor's Construction Schedules
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contractor's Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1,
Contractor's Liability Insurance
11.1
Contractor's Relationship with Separate Contractors and Owner's Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.4.7, 12.1.2, 12.2.4
Contractor's Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.4.1.2, 11.4.7, 11.4.8
Contractor's Relationship with the Architect
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Contractor's Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor's Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Contractor's Review of Contract Documents
1.5.2, 3.2, 3.7.3
Contractor's Right to Stop the Work
9.7
Contractor's Right to Terminate the Contract
4.3.10, 14.1
Contractor's Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.5.2
Contractor's Superintendent
3.9, 10.2.6
Contractor's Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14
Contractual Liability Insurance
11.1.1.8, 11.2, 11.3
Coordination and Correlation
1.2, 1.5.2, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.6, 2.2.5, 3.11

Copyrights
1.6, 3.17
Correction of Work
2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2, 13.7.1.3
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.6
Costs
2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.6, 7.3.7, 7.3.8, 9.10.2, 10.3.2, 10.5, 11.3, 11.4, 12.1, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
6.2.5, 3.14
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1, 11.4, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4
Damages, Claims for
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Damages for Delay
6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification
9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Defective Work, Definition of
3.5.1
Definitions
1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
Delays and Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 7.5.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Disputes
4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8
Documents and Samples at the Site
3.11
Drawings, Definition of
11.5
Drawings and Specifications, Use and Ownership of
1.1.1, 1.3, 2.2.5, 3.11, 5.3
Effective Date of Insurance
8.2.2, 11.1.2

Emergencies
4.3.5, 10.6, 14.1.1.2
Employees, Contractor's
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1
Equipment, Labor, Materials and
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3, 3.4, 3.5, 3.7, 3.10, 3.12, 3.14, 4.2.2, 4.2.3, 4.3.3, 6.2.2, 7.1.3, 7.3.4, 8.2, 9.5, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3
Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3, 7.4.1, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Failure of Payment
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Faulty Work (See Defective or Nonconforming Work) Final Completion and Final Payment
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Financial Arrangements, Owner's
2.2.1, 13.2.2, 14.1.1.5
Fire and Extended Coverage Insurance
11.4
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantee (See Warranty) Hazardous Materials
10.2.4, 10.3, 10.5
Identification of Contract Documents
1.5.1
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7
Information and services Required of the Owner
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4,9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Injury or Damage to Person or Property
4.3.8, 10.2, 10.6
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7.12, 8.2.2, 13.5.2,
Insurance
3.18.1, 6.1.1, 7.3.6, 8.2.1, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 9.10.5, 11
Insurance, Boiler and Machinery
11.4.2
Insurance, Contractor's Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2

Insurance, Loss of Use
11.4.3
Insurance, Owner's Liability
11.2
Insurance, Project Management Protective Liability
11.3
Insurance, Property
10.2.5, 11.4
Insurance, Stored Materials
9.3.2, 11.41.4
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1, 11.4.1.5
Insurance Companies, Settlement with
11.4.10
Intent of the Contract Documents
1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
13.6
Interpretation
1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written
4.2.11, 4.2.12, 4.3.6
Joinder and Consolidation of Claims Required
4.6.4
Judgment on Final Award
4.6.6
Labor and Materials, Equipment
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 42.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Liens
2.1.2, 4.4.8, 8.2.2, 9.3.3, 9.10
Limitation on Consolidation or Joinder
4.6.4
Limitations, Statutes of
4.6.3, 12.2.6, 13.7
Limitations of Liability
2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.71, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.10.4, 10.3.3, 10.2.5, 11.1.2, 11.2.1, 11.4.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Loss of Use Insurance
11.4.3

Material Suppliers
1.6, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
10.2.4, 10.3, 10.5
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2,9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2,
Mechanic's Lien
4.4.8
Mediation
4.4.1, 4.4.5, 4.4.6, 4.4.8, 4.5, 4.6.1, 4.6.2, 8.3.1, 10.5
Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8, 4.3.6, 7.1, 7.4
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2,4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2, 11.4.1
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, 12.3
Nonconforming, Work, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Notice
2.2.1, 2.3, 2.4, 3.2.3, 3.3.1, 3.7.2, 3.7.4, 3.12.9, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 13.5.1, 13.5.2, 14.1, 14.2
Notice Written
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Notice of Testing and Inspections
13.5.1, 13.5.2
Notice to Proceed
8.2.2
Notices, Permits, Fees and
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Contractor's
1.5.2, 3.2, 3.7.3, 4.3.4
Occupancy
2.2.2, 9.6.6, 9.8, 11.4.1.5
Orders, Written
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1
OWNER
2
Owner, Definition of
2.1

Owner, Information and Services Required of the
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Owner's Authority
1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 4.3.6, 4.4.7, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.1, 11.4.3, 11.4.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4
Owner's Financial Capability
2.2.1, 13.2.2, 14.1.1.5
Owner's Liability Insurance
11.2
Owner's Loss of Use Insurance
11.4.3
Owner's Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner's Right to Carry Out the Work
2.4, 12.2.4, 14.2.2.2
Owner's Right to Clean Up
6.3
Owner's Right to Perform Construction and to Award Separate Contracts
6.1
Owner's Right to Stop the Work
2.3
Owner's Right to Suspend the Work
14.3
Owner's Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3
Partial Occupancy of Use
9.6.6, 9.9, 11.4.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10.1, 9.10.3, 9.10.5, 11.1.3, 14.2.4, 14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Payment, Final
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Payment, Bond, Performance Bond and
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Payments, Progress
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION
9
Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8, 14.2.1.2

PCB
10.3.1
Performance Bond and Payment Bond
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Permits, Fees and Notices
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10
Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, 3.12, 4.2.7
Progress and Completion
4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4
Progress Payments
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
Project Definition of the
1.1.4
Project Management Protective Liability Insurance
11.3
Project Manual, Definition of the
1.1.7
Project Manuals
2.2.5
Project Representatives
4.2.10
Property Insurance
10.2.5, 11.4
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11 4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work
3.5.1, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes
4.4, 4.5, 4.6
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
1.5.2, 3.2, 3.7.3, 3.12.7, 6.1.3

Review of Contractor's Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4., 4.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
4.6.2
Safety of Persons and Property
10.2, 10.6
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules, Construction
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1, 11.4.7, 12.1.2, 12.2.5
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
1.2.2, 3.2.1, 3.3.3, 3.7.1, 1.4.2, 4.3.4, 9.4.2, 9.10.1, 13.5
Site Visits, Architect's
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of the
1.1.6
Specifications, The
1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6, 3.11, 3.12.10, 3.17
Statute of Limitations
4.6.3, 12.2.6, 13.7
Stopping the Work
2.3, 4.3.6, 9.7, 10.3, 14.1
Stored Materials
6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, Definition of
5.1.1

SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3,.5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 11.4.7, 11.4.8, 14.1, 14.2.1, 14.3.2
Submittals
1.6, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Subrogation, Waivers of
6.1.1, 11.4.5, 11.4.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10, 4.2, 12.2, 13.7
Substantial Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5.1, 7.3.7
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
4.3.4
Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.6, 8.2, 8.3.1, 9.4.2, 10, 12, 14
Surety
4.4.7, 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.4
Suspension of the work
5.4.2, 14.3
Suspension or Termination of the Contract
4.3.6, 5.4.1.1, 11.4.9, 14
Taxes
3.6, 3.8.2.1, 7.3.6.4
Termination by the Contractor
4.3.10, 14.1
Termination by the Owner for Cause
4.3.10, 5.4.1.1, 14.2
Termination of the Architect
4.1.3

Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2.1, 13.5
TIME
8
Time, Delays and Extensions of
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 7.5.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Time Limits
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Time Limits on Claims
4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6
Title to Work
9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions
4.3.4, 8.3.1, 10.3
Unit Prices
4.3.9, 7.3.3.2
Use of Documents
1.1.1, 1.6, 2.2.5, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Claims by the Contractor
4.3.10, 9.10.5, 11.4.7, 13.4.2
Waiver of Claims by the Owner
4.3.10, 9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2, 14.2.4
Waiver of Consequential Damages
4.3.10, 14.2.4
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.11, 11.4.5, 11.4.7
Warranty
3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1.3
Weather Delays
4.3.7.2
Work, Definition of
1.1.3

Written Consent
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2
Written Interpretations
4.2.11, 4.2.12, 4.3.6
Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Written Orders
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1

ARTICLE 1 GENERAL PROVISIONS

1.1   BASIC DEFINITIONS

1.1.1 THE CONTRACT DOCUMENTS

        The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of Addenda relating to bidding requirements).

1.1.2 THE CONTRACT

        The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

1.1.3 THE WORK

        The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment, and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4 THE PROJECT

        The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5 THE DRAWINGS

        The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6 THE SPECIFICATIONS

        The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

1.1.7 THE PROJECT MANUAL

        The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2   CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

        1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

        1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

        1.2.3 Unless otherwise stated in the Contract Documents, words which have well known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3   CAPITALIZATION

        1.3.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.4   INTERPRETATION

        1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

1.5   EXECUTION OF CONTRACT DOCUMENTS

        1.5.1 The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

        1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.6   OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

        1.6.1 The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect's consultants, and unless otherwise indicated the Architect and the Architect's consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' copyrights or other reserved rights.

ARTICLE 2 OWNER

2.1   GENERAL

        2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Except as otherwise provided in Subparagraph 4.2.1, the Architect does not have such authority. The term "Owner" means the Owner or the Owner's authorized representative.

        2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

2.2   INFORMATION AND SERVICES REQUIRED OF THE OWNER

        2.2.1 The Owner shall, at the written request of the Contractor, prior to commencement of the Work and thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

        2.2.2 Except for permits and fees, including those required under Subparagraph 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

        2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

        2.2.4 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor's performance of the Work under the Owner's control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.

        2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.3   OWNER'S RIGHT TO STOP THE WORK

        2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

2.4   OWNER'S RIGHT TO CARRY OUT THE WORK

        2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a three-day period. If the Contractor within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3 CONTRACTOR

3.1   GENERAL

        3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

        3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

        3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.2   REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

        3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Subparagraph 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in such form as the Architect may require.

        3.2.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect, but it is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.

        3.2.3 If the Contractor believes that additional cost or time is involved because of clarifications or instructions issued by the Architect in response to the Contractor's notices or requests for information pursuant to Subparagraphs 3.2.1 and 3.2.2, the Contractor shall make Claims as provided in Subparagraphs 4.3.6 and 4.3.7. If the Contractor fails to perform the obligations of Subparagraphs 3.2.1 and 3.2.2, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents or for differences between field measurements or conditions and the Contract Documents unless the Contractor recognized such error, inconsistency, omission or difference and knowingly failed to report it to the Architect.

3.3   SUPERVISION AND CONSTRUCTION PROCEDURES

        3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.

        3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

        3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

3.4   LABOR AND MATERIALS

        3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

        3.4.2 The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order.

        3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5   WARRANTY

        3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

3.6   TAXES

        3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7   PERMITS, FEES AND NOTICES

        3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

        3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable to performance of the Work.

        3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

        3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

3.8   ALLOWANCES

        3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

        3.8.2 Unless otherwise provided in the Contract Documents:

  .1
  allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

  .2
  Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances;

  .3
  whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.1 and (2) changes in Contractor's costs under Clause 3.8.2.2.

        3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

3.9   SUPERINTENDENT

        3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES

        3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

        3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

        3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

3.11 DOCUMENTS AND SAMPLES AT THE SITE

        3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

        3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

        3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

        3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

        3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

        3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.

        3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

        3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

        3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

        3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect's approval of a resubmission shall not apply to such revisions.

        3.12.10 The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Subparagraph 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

3.13 USE OF SITE

        3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.14 CUTTING AND PATCHING

        3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

        3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

3.15 CLEANING UP

        3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

        3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16 ACCESS TO WORK

        3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17 ROYALTIES, PATENTS AND COPYRIGHTS

        3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18 INDEMNIFICATION

        3.18.1 To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Paragraph 11.3, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

        3.18.2 In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Subparagraph 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 4 ADMINISTRATION OF THE CONTRACT

4.1   ARCHITECT

        4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

        4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

        4.1.3 If the employment of the Architect is terminated, the Owner shall employ a new Architect against whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the former Architect.

4.2   ARCHITECT'S ADMINISTRATION OF THE CONTRACT

        4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the one-year period for correction of Work described in Paragraph 12.2. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

        4.2.2 The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Contractor's operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Subparagraph 3.3.1.

        4.2.3 The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

        4.2.4 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

        4.2.5 Based on the Architect's evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

        4.2.6 The Architect will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

        4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

        4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

        4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

        4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

        4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

        4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

        4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.3   CLAIMS AND DISPUTES

        4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

        4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the Architect and the other party.

        4.3.3 Continuing Contract Performance. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Subparagraph 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

        4.3.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

        4.3.5 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.6.

        4.3.6 If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Paragraph 4.3.

4.3.7 Claims for Additional Time

        4.3.7.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

        4.3.7.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.

        4.3.8 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

        4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

        4.3.10 Claims for Consequential Damages. The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes:

  .1
  damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

  .2
  damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

        This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 14. Nothing contained in this Subparagraph 4.3.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

4.4   RESOLUTION OF CLAIMS AND DISPUTES

        4.4.1 Decision of Architect. Claims, including those alleging an error or omission by the Architect but excluding those arising under Paragraphs 10.3 through 10.5, shall be referred initially to the Architect for decision. An initial decision by the Architect shall be required as a condition precedent to mediation, arbitration or litigation of all Claims between the Contractor and Owner arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Architect with no decision having been rendered by the Architect. The Architect will not decide disputes between the Contractor and persons or entities other than the Owner.

        4.4.2 The Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Architect is unable to resolve the Claim if the Architect lacks sufficient information to evaluate the merits of the Claim or if the Architect concludes that, in the Architect's sole discretion, it would be inappropriate for the Architect to resolve the Claim.

        4.4.3 In evaluating Claims, the Architect may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision. The Architect may request the Owner to authorize retention of such persons at the Owner's expense.

        4.4.4 If the Architect requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either provide a response on the requested supporting data, advise the Architect when the response or supporting data will be furnished or advise the Architect that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.

        4.4.5 The Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any change in the Contract Sum or Contract Time or both. The approval or rejection of a Claim by the Architect shall be final and binding on the parties but subject to mediation and arbitration.

        4.4.6 When a written decision of the Architect states that (1) the decision is final but subject to mediation and arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days' period shall result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

        4.4.7 Upon receipt of a Claim against the Contractor or at any time thereafter, the Architect or the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor's default, the Architect or the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

        4.4.8 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by arbitration.

4.5   MEDIATION

        4.5.1 Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Subparagraphs 4.3.10, 9.10.4 and 9.10.5 shall, after initial decision by the Architect or 30 days after submission of the Claim to the Architect, be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.

        4.5.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect. Request for mediation shall be filed in writing with the other party to the Contract and with the American Arbitration Association. The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

        4.5.3 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

4.6   ARBITRATION

        4.6.1 Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Subparagraphs 4.3.10, 9.10.4 and 9.10.5, shall, after decision by the Architect or 30 days after submission of the Claim to the Architect, be subject to arbitration. Prior to arbitration, the parties shall endeavor to resolve disputes by mediation in accordance with the provisions of Paragraph 4.5.

        4.6.2 Claims not resolved by mediation shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect. The demand for arbitration shall be filed in writing with the other party to the Contract and with the American Arbitration Association, and a copy shall be filed with the Architect.

        4.6.3 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.4.6 and 4.6.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

        4.6.4 Limitation on Consolidation or Joinder. No arbitration arising out of or relating to the Contract shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner, Contractor or a separate contractor as described in Article 6 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a Claim not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

        4.6.5 Claims and Timely Assertion of Claims. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

        4.6.6 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 5 SUBCONTRACTORS

5.1   DEFINITIONS

        5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

        5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2   AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

        5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The

Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

        5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

        5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

        5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

5.3   SUBCONTRACTUAL RELATIONS

        5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4   CONTINGENT ASSIGNMENT OF SUBCONTRACTS

        5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

  .1
  assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

  .2
  assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

        5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for increases in cost resulting from the suspension.

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

6.1   OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

        6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Paragraph 4.3.

        6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

        6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Other until subsequently revised.

        6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

6.2   MUTUAL RESPONSIBILITY

        6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

        6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

        6.2.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

        6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

        6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Subparagraph 3.14.

6.3   OWNER'S RIGHT TO CLEAN UP

        6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7 CHANGES IN THE WORK

7.1   GENERAL

        7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

        7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

        7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.2   CHANGE ORDERS

        7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

  .1
  change in the Work;

  .2
  the amount of the adjustment, if any, in the Contract Sum; and

  .3
  the extent of the adjustment, if any, in the Contract Time.

        7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3   CONSTRUCTION CHANGE DIRECTIVES

        7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

        7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

        7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

  .1
  mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

  .2
  unit prices stated in the Contract Documents or subsequently agreed upon;

  .3
  cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

  .4
  as provided in Subparagraph 7.3.6.

        7.3.4 Upon receipt of a Construction Change Directive, the contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

        7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

        7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

  .1
  costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

  .2
  costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

  .3
  rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

  .4
  costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

  .5
  additional costs of supervision and field office personnel directly attributable to the change.

        7.3.7 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

        7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties' agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a claim in accordance with Article 4.

        7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4   MINOR CHANGES IN THE WORK

        7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8 TIME

8.1   DEFINITIONS

        8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

        8.1.2 The date of commencement of the Work is the date established in the Agreement.

        8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

        8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2   PROGRESS AND COMPLETION

        8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

        8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article II to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Contract Documents or a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

        8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3   DELAYS AND EXTENSIONS OF TIME

        8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending mediation and arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

        8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

        8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9 PAYMENTS AND COMPLETION

9.1   CONTRACT SUM

        9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2   SCHEDULE OF VALUES

        9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3   APPLICATIONS FOR PAYMENT

        9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for in the Contract Documents.

        9.3.1.1 As provided in Subparagraph 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

        9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

        9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

        9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4   CERTIFICATES FOR PAYMENT

        9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

        9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5   DECISIONS TO WITHHOLD CERTIFICATION

        9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Subparagraph 3.3.2 because of:

  .1
  defective Work not remedied;

  .2
  third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

  .3
  failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

  .4
  reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

  .5
  damage to the Owner or another contractor;

  .6
  reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

  .7
  persistent failure to carry out the Work in accordance with the Contract Documents.

        9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6   PROGRESS PAYMENTS

        9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

        9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

        9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

        9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

        9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

        9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

        9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

9.7   FAILURE OF PAYMENT

        9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

9.8   SUBSTANTIAL COMPLETION

        9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

        9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

        9.8.3 Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

        9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

        9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

9.9   PARTIAL OCCUPANCY OR USE

        9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Clause 11.4.1.5 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

        9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

        9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10 FINAL COMPLETION AND FINAL PAYMENT

        9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

        9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

        9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

        9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

  .1
  liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

  .2
  failure of the Work to comply with the requirements of the Contract Documents; or

  .3
  terms of special warranties required by the Contract Documents.

        9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY

10.1 SAFETY PRECAUTIONS AND PROGRAMS

        10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

10.2 SAFETY OF PERSONS AND PROPERTY

        10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

  .1
  employees on the Work and other persons who may be affected thereby;

  .2
  the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

  .3
  other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

        10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

        10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

        10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

        10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

        10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

        10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3 HAZARDOUS MATERIALS

        10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

        10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.

        10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Subparagraph 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.

        10.4 The Owner shall not be responsible under Paragraph 10.3 for materials and substances brought to the site by the Contractor unless such materials or substances were required by the Contract Documents.

        10.5 If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

10.6 EMERGENCIES

        10.6.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11 INSURANCE AND BONDS

11.1 CONTRACTOR'S LIABILITY INSURANCE

        11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

  .1
  claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

  .2
  claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;

  .3
  claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;

  .4
  claims for damages insured by usual personal injury liability coverage;

  .5
  claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

  .6
  claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

  .7
  claims for bodily injury or property damage arising out of completed operations; and

  .8
  claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3.18.

        11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

        11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.

11.2 OWNER'S LIABILITY INSURANCE

        11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

11.3 PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE

        11.3.1 Optionally, the Owner may require the Contractor to purchase and maintain Project Management Protective Liability insurance from the Contractor's usual sources as primary coverage for the Owner's, Contractor's and Architect's vicarious liability for construction operations under the Contract. Unless otherwise required by the Contract Documents, the Owner shall reimburse the Contractor by increasing the Contract Sum to pay the cost of purchasing and maintaining such optional insurance coverage, and the Contractor shall not be responsible for purchasing any other liability insurance on behalf of the Owner. The minimum limits of liability purchased with such coverage shall be equal to the aggregate of the limits required for Contractor's Liability Insurance under Clauses 11.1.1.2 through 11.1.1.5.

        11.3.2 To the extent damages are covered by Project Management Protective Liability insurance, the Owner, Contractor and Architect waive all rights against each other for damages, except such rights as they may have to the proceeds of such insurance. The policy shall provide for such waivers of subrogation by endorsement or otherwise.

        11.3.3 The Owner shall not require the Contractor to include Immunicon Corporation (Tenant); Masons Mill Partners LP (Owner); Woodmount Company (Property Management) as additional insureds on the Contractor's Liability Insurance coverage under Paragraph 11.1.

11.4 PROPERTY INSURANCE

        11.4.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk "all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

        11.4.1.1 Property insurance shall be on an "all-risk" or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's and Contractor's services and expenses required as a result of such insured loss.

        11.4.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.

        11.4.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.

        11.4.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

        11.4.1.5 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

        11.4.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

        11.4.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

        11.4.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

        11.4.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

        11.4.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.4. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the Contractor.

        11.4.7 Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Paragraph 11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

        11.4.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.4.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

        11.4.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.6. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

        11.4.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power, if such objection is made, the dispute shall be resolved as provided in Paragraphs 4.5 and 4.6. The Owner as fiduciary shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.5 PERFORMANCE BOND AND PAYMENT BOND

        11.5.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

        11.5.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK

12.1 UNCOVERING OF WORK

        12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the Contract Time.

        12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner's expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor's expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2 CORRECTION OF WORK

12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION

        12.2.1.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

12.2.2 AFTER SUBSTANTIAL COMPLETION

        12.2.2.1 In addition to the Contractor's obligations under Paragraph 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Paragraph 2.4.

        12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

        12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Paragraph 12.2.

        12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

        12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

        12.2.5 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3 ACCEPTANCE OF NONCONFORMING WORK

        12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS

13.1 GOVERNING LAW

        13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2 SUCCESSORS AND ASSIGNS

        13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Subparagraph 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

        13.2.2 The Owner may, without consent of the Contractor, assign the Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner's rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

13.3 WRITTEN NOTICE

        13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4 RIGHTS AND REMEDIES

        13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

        13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5 TESTS AND INSPECTIONS

        13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

        13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the

Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Subparagraph 13.5.3, shall be at the Owner's expense.

        13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses shall be at the Contractor's expense.

        13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

        13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

        13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6 INTEREST

        13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

        13.7.1 As between the Owner and Contractor:

  .1
  Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

  .2
  Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment; any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment, and

  .3
  After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any Warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT

14.1 TERMINATION BY THE CONTRACTOR

        14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:

  .1
  issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

  .2
  an act of government, such as a declaration of national emergency which requires all Work to be stopped;

  .3
  because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

  .4
  the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

        14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

        14.1.3 If one of the reasons described in Subparagraph 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

        14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.3.

14.2 TERMINATION BY THE OWNER FOR CAUSE

        14.2.1 The Owner may terminate the Contract if the Contractor:

  .1
  persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

  .2
  fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

  .3
  persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

  .4
  otherwise is guilty of substantial breach of a provision of the Contract Documents.

        14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

  .1
  take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

  .2
  accept assignment of subcontracts pursuant to Paragraph 5.4; and

  .3
  finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

        14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

        14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

        14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

        14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Subparagraph 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:

  .1
  that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

  .2
  that an equitable adjustment is made or denied under another provision of the Contract.

14.4 TERMINATION BY THE OWNER FOR CONVENIENCE

        14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

        14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Contractor shall:

  .1
  cease operations as directed by the Owner in the notice;

  .2
  take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

  .3
  except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

        14.4.3 In case of such termination for the Owner's convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

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  Exhibit 10.20
AGREEMENT OF LEASE BETWEEN MASONS MILL PARTNERS, L.P. (LANDLORD) AND IMMUNICON CORPORATION (TENANT) DATED AUG, 20, 1999 TABLE OF CONTENTS
List of Exhibits
AGREEMENT OF LEASE
EXHIBIT "B" FORM OF CONFIRMATION OF LEASE TERM
EXHIBIT "C" REGARDING ADDITIONAL RENT AND ADJUSTMENTS TO FIXED RENT
EXHIBIT "D" STANDARDS FOR WORK TO BE PERFORMED BY TENANT
SCHEDULE 1 ARTICLE 7 CONSTRUCTION DRAWINGS
SCHEDULE 2 TENANT'S CONTRACTORS' INSURANCE REQUIREMENTS
Immunicon Modifications to Buildings One & Two Huntingdon Valley, Pennsylvania GUARANTEED MAXIMUM PRICE Revision 1 TRADE ESTIMATE SUMMARY
AIA Document A121/CMc and AGC Document 565 Standard Form of Agreement Between Owner and Construction Manager where the Construction Manager is also THE CONSTRUCTOR 1991 Edition—Electronic Format

Standard Form of Agreement Between Owner and Construction Manager Where the Construction Manager is also the Constructor